As filed with the Securities and Exchange
         Commission on November 23, 2001
       Commission File Number

     SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549
       FORM SB-2 REGISTRATION STATEMENT
    Under The Securities Act of 1933

     Village II Acquisition Corporation

Florida                             65-0965501
(State or other    (Primary Standard Industrial    (I.R.S. Employer
jurisdictions       Classification Code Number)  Identification number)
of incorporation
or organization)

      12 South Dixie Highway, Suite 204
         Lake Worth, Florida 33460
        Telephone:  (561) 586-8200
   (Address and telephone number of registrant's principal executive offices and principal place of business.)

               Jack Augsback
       12 South Dixie Highway, Suite 204
          Lake Worth, Florida 33460
               (561) 586-8200
 (Name, address and telephone number of agent for service.)

              with copies to:
       Jody M. Walker, Attorney At Law
         7841 South Garfield Way
         Littleton, Colorado 80122

If any of the securities being registered on this
Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities
Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                              Proposed       Proposed       Amount of
class of                 Amount to be      offering       aggregate     registration
securities                registered        price       offering price(2)   fee
common stock
 $.001 par value             400,000        $2.50        $1,000,000       $  250.00
common stock(1)              895,500        $2.50        $2,238,750       $  559.69
                           ---------                     ----------       ---------
                           1,283,250                     $3,208,125       $  809.69

  (1)Represents common stock being registered on behalf of Selling Security Holders.
  (2)Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule
457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated November 20, 2001
SUBJECT TO COMPLETION

          400,000 common shares
         at $2.50 per common share
895,500 common shares on behalf of selling security holders

      VILLAGE II ACQUISITION CORPORATION

The Offering
                      Per Share       Total
Public Price            $2.50       $1,000,000*
Proceeds to Village II  $2.50       $1,000,000*

*If the offering is conducted through a National
Association of Securities Dealers, Inc. member firm, standard NASD commissions will be paid.

This is our initial public offering, and no public
market currently exists for our shares.   The
offering price may not reflect the market price of our shares after the offering.

Our employees, officers and directors are offering the common shares on a best efforts basis.

We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.

Each selling security holder may be deemed to be an underwriter under the Securities Act of 1933.

Consider carefully the risk factors beginning on page 7 in this prospectus.

Neither the SEC nor any state securities
commission has approved these common shares or
determined that this prospectus is accurate or
complete.   Any representation to the contrary is
a criminal offense.

The information in this prospectus is not complete
and may be changed.   We may not sell these
securities until the registration statement filed
with the Securities and Exchange Commission is
effective.   This prospectus is not an offer to
sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                          5
RISK FACTORS                                7
SELLING SECURITY HOLDERS                   13
TERMS OF THE OFFERING                      15
USE OF PROCEEDS                            17
DILUTION                                   18
VILLAGE II                                 19
PLAN OF OPERATION                          35
MANAGEMENT                                 42
PRINCIPAL SHAREHOLDERS                     49
CERTAIN TRANSACTIONS                       52
SHARES ELIGIBLE FOR FUTURE SALE            53
MARKET FOR REGISTRANT'S COMMON EQUITY      54
DESCRIPTION OF SECURITIES                  54
INDEMNIFICATION                            55
LEGAL MATTERS                              56
LEGAL PROCEEDINGS                          56
ADDITIONAL INFORMATION                     57
EXPERTS                                    58
INTERESTS OF NAMED EXPERTS AND COUNSEL     59
FINANCIAL STATEMENTS                       60

                        PROSPECTUS SUMMARY

Village II         Our executive offices are
                   located at 12 South Dixie
                   Highway, Suite 204, Lake Worth,
                   Florida 33460.   These offices
                   consist of 500 square feet,
                   which are provided by one of
                   our officers for a one time fee
                   of $100.  Our telephone number
                   is 561-586-8200.

Corporate
  Operations       We are a development stage
                   company.  Our business has been
                   limited to finding a merger,
                   exchange of capital stock
                   asset acquisition or other
                   similar business combination
                   with an operating or
                   development stage business.

                   We have entered into a merger
                   agreement with CapSource
                   Financial, Inc. that
                   contractually is to close

                   -  after the effectiveness of
                       this registration statement
                   -  listing of our common
                       shares on the electronic
                       bulletin board as well as
                   -  other conditions, any of
                       which may be waived by
                       CapSource.

                   CapSource is a holding
                   Company that conducts its
                   operations through two
                   primary subsidiaries in
                   Mexico.  The primary
                   subsidiaries are
                    -  Rentas y Remolques de
                       Mexico, S.A. de C.V.
                      (dba REMEX), a wholly
                       owned subsidiary, and

                    -  Remolques y Sistemas
                       Aliados de Transportacion,
                       S.A. de C.V. (dba RESALTA)
                       an 80% owned subsidiary.

                   In addition, as is the custom
                   in Mexico, each of the primary
                   subsidiaries has an associated
                   service company.   The assets
                   reside in the primary
                   subsidiary while employees are
                   employed by the service
                   company which in turn has a
                   contract to perform services
                   for the primary subsidiary.
                   The service company for REMEX
                   is Opciones Integrales de
                   Arrendamiento, S.A. de C.V.
                   and the service company for
                   RESALTA is Operador de
                   Servicios Administratives
                   Integrales, S.A. de C.V.
                   All of the subsidiaries are
                   located in Mexico City.
                   Throughout this document,
                   the terms REMEX and RESALTA
                   include their respective
                   service companies.

                   Through REMEX, CapSource owns
                   and manages a lease rental
                   fleet of over-the-road truck
                   trailers and related
                   equipment.   Through RESALTA,
                   CapSource has the exclusive
                   distribution rights for
                   Hyundai truck trailers and
                   related equipment in Mexico.

Financial
 Constraints       We currently have no
                   working capital and will
                   require the successful sale of
                   the shares in this offering and
                   subsequent merger into
                   CapSource Financial, Inc. to
                   implement our business plan.

Sales by Selling
Security Holders   We are registering common
                   shares on behalf of selling
                   security holders in this
                   prospectus. We will not receive
                   any cash or other proceeds in
                   connection with the subsequent
                   sale.   We are not selling any
                   common shares on behalf of
                   selling security holders
                   and have no control or affect
                   on these selling security
                   holders.

Market for
Common Stock       We currently have no active
                   trading market for our
                   securities.   We cannot assure
                   you that an active trading
                   and/or a liquid market will
                   develop in our securities.


Transfer Agent     We shall act as our own
                   transfer agent until
                   consummation of the merger with
                   CapSource Financial, Inc.

              RISK FACTORS

1. We have no operating history and will not pursue any operations until we consummate the merger with CapSource Financial, Inc.

Since our recent incorporation, we have been performing only administrative operations to pursue this offering. We have an accumulated deficit of ($3,850) as of September 30, 2001.
Assuming completion of the merger, we would have an accumulated deficit of $(3,583,957) on an unaudited pro forma combined basis.

2.   We do not have a market in our securities.
If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We cannot assure you that a public market will ever develop even if we successfully consummate the merger. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3.     We do not meet the requirements for our
stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less
than $5.00 per share, trading in the common stock
would also be subject to the requirements of Rule
15g-9 under the Exchange Act.   Under this rule,
broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few brokers or dealers are likely to undertake such compliance activities.
Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

4. The selling shareholders may have liability because of their status as underwriters.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under
Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

Risk Factors Relating to CapSource Financial, Inc.

1. CapSource operates as a holding company and will be subject to the risks inherent in such a structure. These risks include, among other things:

     - the inability to collect enough service fees from its subsidiary companies to cover the cost of the parent holding company;
    - the inability to make future acquisitions of profitable subsidiaries;
    -  the inability to provide sufficient
       funding for the growth of our
       subsidiaries;
    -  the inability to realize distributions
       from the subsidiaries; and
    - the inability to realize liquidity through the sale or merger of the subsidiaries.

Moreover, many of the risks associated with CapSource's subsidiaries, currently REMEX and
RESALTA, as well as those of future acquisitions, become the risks of the parent company.

2. REMEX will face operating risks specific to operations in the leasing and rental industries.

REMEX, and thus CapSource, will be subject to all operating risks common to the leasing and rental industries. These risks include, among other things:

    -   increases in operating costs due to
        inflation and other factors, which
        increases may not be offset by increases in lease/rental rates; and
    -   adverse  effects of general, local and
        international economic conditions.

These factors could adversely affect the operations and the ability of REMEX and CapSource to generate revenues and therefore, their ability to make a profit.

3. RESALTA faces operating risks specific to the trailer sales and distribution business.

RESALTA will be subject to all operating risks common to the trailer sales and distribution business. These risks include, among other things:

     - adverse economic conditions could effect the demand for transportation equipment;
     -  the lack of credit available to our
        customers could reduce the demand for our products;
     -  Hyundai trailer products are not
        currently generally available in Mexico
        and we may not be successful in
        introducing this equipment on a national basis;
     - we may not be able to maintain our price advantage over our competitors; and
     -  we may not be able to sell enough
        trailers to maintain our exclusive right to distribute Hyundai trailers in Mexico.

4.   Even if we sell all of this offering, we
will need to pursue additional debt or equity
financing to fully implement CapSource's business
plan.   CapSource's limited history of operations
may make it difficult for CapSource to obtain such financing. You may lose your entire investment.

To fully implement their business plan,
CapSource, REMEX and RESALTA will require funding in addition to the funding contemplated from the sale of Village II shares. If we are unable to obtain additional funding from the sale of our shares or from other sources, our business after the merger with CapSource could be negatively effected. CapSource has a limited history of operations and CapSource may have difficulty in obtaining additional financing on reasonable terms. CapSource cannot assure you that its operations will be profitable. You may lose your entire investment.

5.   The REMEX subsidiary depends on the
creditworthiness of its lessees. It may incur losses if the lessees fail to perform.

REMEX provides lease financing to various types of companies, including smaller companies, engaged in the Mexican transportation industry.
The ability to gauge the creditworthiness of a potential lessee is more difficult in Mexico than the U.S. Therefore, leasing to the Mexican transportation industry may present a greater risk of non-performance than leasing to large
U.S. companies. The failure of REMEX's lessees to perform under their lease contracts could result in losses to REMEX and thus CapSource and these defaults would adversely affect REMEX's ability to realize the anticipated return on its lease portfolio and therefore have a negative effect on our financial condition as well as our ability to obtain additional funding. CapSource cannot assure you that its experience, criteria or procedures will afford adequate protection against these risks.

6. REMEX intends to borrow funds to originate new leases. Increases in interest rates will negatively affect its operating margins.

REMEX's operating margins could be adversely affected by increases in interest rates.

If REMEX is unable to borrow funds on a fixed rate basis and interest rates increase, these increases could have a material adverse effect on REMEX's profitability.

In the future CapSource and/or REMEX may enter
into contracts to hedge against the risk of
interest rate increases when their equipment
lease portfolio exceeds certain amounts.  These
hedging activities limit their ability to
participate in the benefits of lower interest
rates with respect to any hedged portfolio of
leases.   In addition, CapSource cannot assure
you that its hedging activities, even if undertaken, will adequately insulate it from interest rate risks.

7.  CapSource currently conducts all of its
operations in a foreign country. It is subject to foreign laws, regulation and judicial procedures that may not be as protective of lessor rights as those that apply in the United
States.

Currently, CapSource, through REMEX and RESALTA,
conducts its operations in Mexico and in the
future it may operate in other foreign countries.
These transactions may present greater risks to
us because some foreign laws, regulations and
judicial procedures may not be as protective of
lessor rights as those which apply in the United
States.   In addition, many foreign countries
have currency and exchange laws regulating the international transfer of currencies. When possible, it will seek to minimize its currency and exchange risks by negotiating transactions in U.S. dollars and requiring guarantees obtained to support various lease agreements to be denominated in U.S. dollars.

Political instability abroad and changes in international policy may also present risks associated with the possible expropriation of some of REMEX's leased equipment. Many countries have no registration or other recording system with which to locally establish REMEX's interest in equipment, potentially making it more difficult for REMEX to prove its interest in collateral in the event that it needs to recover this property located in such a country.

8. CapSource must re-lease or sell its leased equipment to recover the full cost of the equipment. Its profitability will be negatively affected if it is unable to re-lease or sell the leased equipment.

REMEX originates operating leases. As such, REMEX's leases generally do not result in the recovery of the full cost of the leased equipment during the initial term of the lease. As a result, it must re-lease or sell the equipment.
Accordingly, it retains a residual interest in the equipment covered by its leases. REMEX's and thus CapSource's results of operations will depend, to some degree, on the ability to realize these residual values via sale or re-lease of the equipment. REMEX attempts to realize the residual value will depend on many factors, several of which are outside its control, including:

    - general market conditions at the time of expiration of the lease;
    - unusual wear and tear on, or use of, the equipment, the cost of which is not recovered from the lessee;
    -   the cost of comparable new equipment;
    -   the extent, if any, to which the
        equipment has become technologically or
        economically obsolete during the contract term; and
    - the effects of any additional or amended government regulations.

9.  REMEX's leases and equipment are illiquid.
REMEX will not be able to vary the portfolio in response to changes in economic and other conditions.

To date, REMEX has refrained from leasing
extremely specialized equipment.  However, its
leases and equipment are still illiquid. Its
ability to vary their portfolio in response to
changes in economic and other conditions is
limited.   Profitability will be negatively
affected if the economic environment deteriorates and REMEX is unable to vary our portfolio of leases accordingly.

10.  CapSource, as well as its operating
subsidiaries, REMEX and RESALTA, may borrow money and secure these borrowings with various assets.
It may lose these assets if it is unable to meet future debt obligations.

CapSource and/or its operating subsidiaries,
REMEX and RESALTA, may borrow money from lenders
and secure this debt with various assets of these
companies including the revenue stream from our
leasing activities.   These borrowings may be
secured by
   -   equipment
   -   inventory and/or
   -   the revenue stream from leased equipment.

CapSource cannot assure you that it will be able
to meet its debt service obligations.   To the
extent that CapSource cannot meet its obligations in the future, CapSource and/or its subsidiaries risk the loss of some or all of its assets and future revenue to foreclosure.

        SELLING SECURITY HOLDERS

Village II shall register pursuant to this prospectus 895,500 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                             Amount       Total Number     % Owned         Number of         % Owned
                                  Being          Owned          Prior to      Shares Owned         After
                                Registered     Currently        offering      After offering      offering
Jack Augsback             105,000  147,500(1)      10.50%    42,500           4.25%
Jo Ann Augsback            15,000   15,000           1.5%         0              0%
Tammy L. Augsback           5,000    5,000(1)        .50%         0              0%
Anthony Amrhein             5,000    5,000           .50%         0              0%
Timothy Augsback            5,000    5,000           .50%         0              0%
The Chelverton Fund, Ltd. 210,000  210,000         21.00%         0              0%
Northwest Services Ltd.   300,750  300,750         30.08%         0              0%
Theresa L. Beneavente,
  Trustee of the Theresa L.
  Benavente Revocable Living
  Trust, u/a Dec. 30, 1999 5,000     5,000            50%         0              0%
Javier E. Benavente,
  Trustee of the Javier E.
  Benavente Revocable Living
  Trust u/a December
  30, 1999                 29,250   29,250          2.93%         0              0%
Patricia A. Kelly           5,000    5,000           .50%         0              0%
Todd J. Amrhein             5,000    5,000           .50%         0              0%
W. Scott Long III           5,000    5,000           .50%         0              0%
Edna Hockney                5,000    5,000           .50%         0              0%
Debra L. Shaw               5,000    5,000           .50%         0              0%
Charito Augsback            2,500    2,500           .25%         0              0%
Susan M. Long              10,000   10,000          1.00%         0              0%
Jody Walker, Esquire       25,000   25,000          2.50%         0              0%
Craig Laughlin              5,000    5,000          1.00%         0              0%
Raymond L. Bauch           10,000   10,000          1.00%         0              0%
Mark V. Stys               33,000   33,000          3.30%         0              0%
Carolyn Stys                5,000    5,000           .50%         0              0%
Phillip Lewis               5,000    5,000           .50%         0              0%
Beverly Lewis               5,000    5,000          1.00%         0              0%
Janie Koch                  2,500    2,500           .25%         0              0%
Atlantic Services Ltd.     25,000   25,000          2.50%         0              0%

(1)Jack Augsback and Tammy Augsback are officers and directors of Village II.

            TERMS OF THE OFFERING

Plan of Distribution.    Our officers and
directors are selling the common shares.   They
shall receive no commission or other offering
remuneration.  All officers and directors will
participate in the selling efforts.   Those
officers and directors are Jack Augsback and Tammy
Augsback.

Selected registered broker-dealers may sell our
stock.   We shall pay them a 10% commission.

Pursuant to a written agreement, each of the officers, directors and 10% or more beneficial shareholders have agreed:

   - not to actively negotiate for or otherwise consent to the disposition of any portion of their common stock at a per share price different than that offered by us.

   - Cause any of our securities to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters, except as may otherwise be made in permitted market transactions.

Additionally, we shall not borrow funds to be used directly or indirectly to
   -   purchase any of the shares owned by our
management, or
   - make payments to our promoters, management or their affiliates or associates.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.

Arbitrary determination of the offering price.
We determined the offering price of the common
shares arbitrarily.   The offer price has no
relationship to any traditional or established criteria of value.

Village II is not selling any common shares on behalf of selling security holders and has no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the
over-the-counter market.   The selling security
holders may sell their common shares in one or
more transactions.   These may include "block"
transactions in the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section
2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Village II is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Village
II to their respective outstanding shareholders or partners.

Village II is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Village II will receive no portion of the proceeds
from the sale of the common shares by the selling
security holders and will bear all of the costs
relating to the registration of this offering
(other than any fees and expenses of counsel for
the selling security holders).   Any commissions,
discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Offering Period.   This offering will terminate on
or before December 31, 2002.

              USE OF PROCEEDS

If the maximum offering amount is reached,
Village II shall receive gross proceeds of
$1,000,000.    Based on CapSource's present
plans, which represent existing and anticipated business conditions, Village II intends to apply the estimated net proceeds of the maximum offering over the next twelve months as follows:

Offering Proceeds

Gross proceeds                          $1,000,000
Commissions                                100,000
Offering expenses                           32,500
                                        ----------
Net proceeds                            $  867,500


Projected Application of Net Proceeds

Expenses of Merger with CapSource       $  200,000
Expansion of REMEX lease/rental fleet      467,500
Development of facilities and
  acquisition of additional inventory
  for RESALTA trailer sales subsidiary     100,000
Working capital                            100,000
                                        ----------
Net proceeds expended                   $  867,500

              DILUTION

Assuming completion of the offering and assuming consummation of the merger with CapSource, there will be a minimum of 12,522,524 common shares outstanding.

The following table illustrates the per common share dilution on a pro forma basis as of September 30, 2001 which may be experienced by investors upon reaching the offering amount and consummation of the merger with CapSource.

Offering Price                                                $2.50

Net tangible book value of Village II
  per share before offering                                  $0.00
Tangible book value of CapSource             0.14
Increase in tangible book value
  from cash received in this
  offering                                   0.07
                                            -----
Pro forma net tangible book value per
 common share after offering                                   0.21
                                                              -----
Dilution to investors                                         $2.29

Dilution as a percent of offering price     91.60%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of Village
II's common shares and investors in this offering upon conversion.

             VILLAGE II

Village II's executive offices are located at 12
South Dixie Highway, Suite 204, Lake Worth,
Florida 33460.  Our telephone number is 561-586-
8200. These offices consist of 500 square feet, which are provided by Jack Augsback, an officer of Village II for a one-time fee of $100. Mr.
Augsback is under no obligation to continue providing office space for this minimal amount.

Village II is in the early developmental and
promotional stages. To date our only activities
have been organizational ones, directed at
developing our business plan and raising our
initial capital.   Village II has not commenced
any commercial operations.  Village II has no
employees and owns no real estate.   Village II
can be defined as a blank check company whose sole purpose was to locate and consummate a merger or acquisition with a private entity.

As part of our business plan, Village II shall file a form 8-A on a voluntary basis in order to become subject to the reporting requirements of the Securities Exchange Act of 1934.

Merger with CapSource Financial.   We have
entered into a merger agreement to merge
CapSource into Village II.   Under the terms of
the merger agreement, CapSource shareholders will
receive a minimum of 10,910,029 common shares of
Village II in exchange for all of the outstanding
common shares of CapSource.   Village II shall be
the surviving corporation.  The name of Village
II will be changed to CapSource upon completion of the merger.

The merger with CapSource shall be consummated upon completion of this offering and the listing of our common shares on the OTC Bulletin Board.

CapSource is a holding company.   Through its
subsidiary, REMEX, it owns and manages a
lease/rental fleet of over-the-road truck
trailers and related equipment.   Its
lease/rental fleet consists primarily of dry vans, flat beds and trailer dollies. In addition, through its subsidiary, RESALTA,
CapSource has an agreement with Hyundai Translead which grants RESALTA the exclusive right to sell
Hyundai trailers in Mexico.

In 1998, CapSource determined that the North
American Free Trade Agreement and the resulting substantial increase in trade among the signatory countries presented a significant business opportunity. To capitalize on this opportunity, CapSource gained control of Mexican-American-
Canadian Trailer Rentals, Inc., the predecessor to CapSource. Mexican-American-Canadian Trailer
Rentals and its Mexican operations were
restructured with the following objectives:

    - participate in the anticipated growth of the Mexican transportation industry;
    -   develop a significant presence in the
        fledgling Mexican leasing industry; and
    -   exploit our ability to do business in
        Mexico.

A holding company structure was adopted and the company's name was changed to CapSource
Financial, Inc. to better reflect its business strategy.

Today, REMEX, CapSource's wholly owned
subsidiary, the successor to Mexican-American-
Canadian Trailer Rentals' Mexican operations,
operates as an equipment leasing company with
headquarters in Mexico City.   REMEX currently
leases truck trailers and related equipment to contract carriers and private fleets in Mexico.
As of October 31, 2001, REMEX has 152 units in its lease/rental pool with an approximate cost of $3.0 million U.S. Fleet utilization is 97%. All leases are operating leases.

CapSource formed RESALTA in April 2001 as a
majority owned subsidiary to take advantage of an
agreement negotiated between CapSource and
Hyundai which provides RESALTA with the exclusive
right to market and sell Hyundai truck trailers
and related equipment in Mexico.   Hyundai
markets its products through twenty-five dealers in the U.S. The recently signed agreement with CapSource represents Hyundai's initial entry into the Mexican market. CapSource has provided for
   -   the initial capitalization of
        RESALTA,
   -   hired key management and
   -   purchased the initial inventory of 40
        Hyundai 48' dry vans.

Mexico

Mexico is strategically situated between Atlantic
Europe and the nations of the Pacific Rim, as well as culturally and geographically located between the world's largest economy, the United
States to the north, and the developing economies of Central and South America.

In terms of land area, Mexico is the 13th largest country in the world with an area of 1,967,183 square km or 759,530 square miles, about three times the size of Texas. Mexico has an estimated population of 98.5 million, 72% of whom live in urban areas and more than 50% of whom are less than twenty years of age.

Mexico has two major inland industrial centers:
Monterrey in the north and Mexico City in the south. In addition, Mexico has major ports on both the Atlantic and Pacific coasts.

On January 1, 1994, Mexico entered the North
American Free Trade Agreement with the
U.S. and Canada, further reducing barriers to trade with Mexico for U.S. and Canadian companies and removing many restrictions on foreign investment. NAFTA has created a powerful economic bloc of 360 million consumers in the U.S., Mexico and Canada. The combined gross national products of the three NAFTA participants is over $6.3 trillion U.S. There is no dispute that NAFTA has and will continue to provide numerous opportunities to business, industry and workers throughout the trade area.

NAFTA was designed to lead to a more efficient use of North American resources - capital, land, labor and technology - while heightening competitive market forces. NAFTA has been a great success. In 1993, Mexico's total trade with NAFTA partners was $89.3 billion U.S. By
1999, Mexico's trade with NAFTA partners had grown to $224.4 billion U.S., an increase of over 150%. (Source: SECOFI, and data from BANXICO,
USDOC, and Statistics Canada).  Further, in 1999,
U.S.-Mexico bilateral trade surpassed U.S.-Japan bilateral trade which placed Mexico as the United
States' second largest trading partner. Trucks carry 90% of the trade between Mexico and the United States. In the last ten years, truck crossings at the various Mexican border checkpoints have increased 230%.

CapSource management works with the operating company executives at REMEX and RESALTA to formulate business plans and strategies consistent with CapSource's overall corporate goals. CapSource's subsidiaries are party to an inter-company service agreement whereby the parent company provides management services in exchange for a fee. Operating company executives manage the operating companies based on established goals. Investment and capital allocation decisions are made by the executive management and board of directors of CapSource.

    RENTAS y REMOLQUES de MEXICO, S.A. DE C. V.
(dba REMEX)

REMEX is engaged in equipment leasing with headquarters in Mexico City. REMEX currently focuses on leasing transportation equipment, primarily truck transportation equipment, to contract carriers and private fleets. REMEX will consider leasing other types of capital equipment where market conditions are favorable.

Business Strategy.    Mexico has replaced Japan
as the U.S.'s second largest trading partner.
This has caused an explosion in cross-border shipments. Specifically, truck crossings at
Laredo, Texas have increased over 800% in the last decade. (Source: U.S. Customs Service,
Inspection and Control Division and Texas A&M
International University). The growth in shipping has resulted in a substantial increase in demand for truck trailers. Moreover, there is a well recognized need to generally upgrade Mexican transportation infrastructure. Further,
CapSource anticipates that Mexican companies, like their U.S. counterparts, will attempt to out-source their transportation fleets and fleet management in order to utilize a variable cost approach to operating their businesses. We believe REMEX is well positioned to capitalize on these economic and regulatory changes.

Mexico suffers from a chronic shortage of investment capital and a high cost of borrowing.
These factors argue against the direct ownership of capital equipment. REMEX's leasing services offer an alternative to direct equipment ownership.

REMEX offers triple-net operating leases. REMEX arranges for the license, insurance and taxes relating to the leased equipment. REMEX leases are typically mid-term - from one to five years.

The customer pays all costs and returns the equipment to REMEX at the end of the lease term.
REMEX does not offer financial or full payout leases.

Mid-term operating lease rates are usually higher
than finance lease rates but lower than short-
term rental rates. The sum of the stream of lease
payments made by the lessee under a mid-term
operating lease is generally insufficient to
allow REMEX to recover the entire cost of the
equipment.  Accordingly, REMEX must estimate the
value of the used equipment or residual value at
the end of the term of the lease. To achieve its
full return on investment, the equipment is
either sold or re-leased at the termination of
the lease.   To the extent that the sale or
release of the equipment results in more or less proceeds to REMEX than the residual value that was established at the initiation of the lease, the actual profit and rate of return on the invested capital will vary. REMEX focuses on mid-term operating leases because it believes that such leases provide the optimal balance between risk and return - a high rate of return on invested capital and an acceptable level of risk.

REMEX occasionally offers short-term leases at rates that are higher than mid-term leases in order to keep overall fleet utilization at maximum levels and maximize cash flow.

Target Markets.   REMEX has targeted mid-size and
larger companies which are financially stable,
well capitalized and have good credit.
Management is focused on opportunities to lease
equipment which is non-specialized including dry
vans, container chassis, flat beds and trailer
dollies.  However, REMEX occasionally leases more
specialized equipment if the term of the lease
and the rate of return justify the added risks of
these leases.  Of particular interest are
business sectors which have recently been or are
in the process of being privatized, such as
railroads, port facilities and grain collection,
warehousing and distribution, where REMEX can
become the predominant lessor.   Management has
been aggressively pursuing this business strategy.

Competition.   Competition comes from three main
areas:
   -   other firms offering operating leases,
   -   financial leases and
   -   other financing arrangements.

In Mexico, the leasing business is in its infancy and, accordingly, competition for the leasing of truck trailers is somewhat limited.

With respect to operating leases, REMEX has two primary competitors, XTRA Mexicana, S.A. de
C.V. and TIP de Mexico, S.A. de C.V. They are the Mexican subsidiaries of the two largest U.S.
firms offering operating leases to the
transportation industry, XTRA Corporation located
Boston, MA and the TIP division of GE Capital
Services, a unit of General Electric Company located in Fairfield, CT. Nevertheless, they too are relatively new to the Mexican market.

Other U.S.-based leasing firms have a presence in Mexico as well. They include:
   -   Penske Logistica, a subsidiary of Penske
Logistics, Reading, PA;
   -  IdeaLease de Mexico, a subsidiary of
IdeaLease, Barrington, IL;

   -   and Ryder Logistics, a subsidiary of Ryder
System, Inc., Miami, FL.

In the U.S. market, these firms offer a full range of leasing and logistics services.
However, these firms are not a significant factor in the Mexican market. Their focus has been mainly on logistics services rather than equipment leasing. In addition, several U.S.
contract carriers have established subsidiaries to lease equipment to Mexican common carriers with whom they have established strategic partnerships.

Financial leases are an alternative to operating leases. Captive truck leasing firms, including
PACCAR Leasing, Volvo Credit and Mercedes Benz
Leasing, occasionally offer to put trailers on lease along with their trucks to enhance truck sales. In addition, there are a number of firms, major financial institutions including banks and asset based lenders, which offer financial leases and/or other financing arrangements.

Operations.   Doing business in Mexico is
relationship oriented. The Director General of REMEX is responsible for new business generation which is accomplished by developing relationships with and soliciting business directly from potential lessees or through relationships with manufacturers of transportation equipment. In order to achieve its growth objectives, management anticipates it will expand its sales and marketing activities through the addition of one or more senior employees whose time would be devoted to such activities.

In addition, REMEX has strong informal
relationships with key manufacturers. By assisting such manufacturers in providing timely, convenient and competitive financing for their equipment sales and offering a variety of value-added services, REMEX simultaneously promotes the manufacturer's equipment sales and the utilization of REMEX as the equipment finance provider.

Leases are originated as a result of REMEX's sales and marketing activities. REMEX employs underwriting policies and procedures that are intended to minimize the risk of delinquencies and credit losses. CapSource in conjunction with REMEX management has established and regularly reviews overall corporate credit guidelines.

Since 1998, when current management took control and instituted new lease contracts and credit guidelines, the company has not suffered any credit losses.

REMEX's servicing responsibilities with respect to any lease may vary depending on the program under which the lease originated. These servicing responsibilities would generally include billing, processing payments, remitting payments, and preparing investor reports where applicable, paying taxes and insurance and performing collection and liquidation functions.
Currently, REMEX performs all of the servicing functions for its leases.

REMEX acquires trailers and related equipment from a wide range of suppliers, both in the U.S.
and Mexico. Equipment purchasing is generally driven by the lessee's requirements. The lessee usually specifies the equipment, including, in many cases, the manufacturer. Specifications typically include:

   -   the trailer type,
   -   structural elements,
   -   length,
   -   suspension - mechanical or air ride,
   -   tires,
   -   brakes and
   -   other features.

These specifications are usually driven by a combination of
   - the lessee's current fleet composition and operating experience,
   -   equipment cost and availability, the
lessee's requirements and
   -   other factors.

Generally REMEX does not acquire equipment without a commitment to lease.

Asset Pool.   As of October 31, 2001, REMEX had
152 units in its lease/rental asset pool. All of REMEX's equipment is less than five years old.
The following table indicates the mix of trailers and related equipment.

Type of Equipment    Number of Units        Percent of
                                        Lease/Rental Fleet
Dry Vans - 53'               12                 7.9%
           48'               69                45.4%
           40'                4                 2.6%
           38'               13                 8.5%
           35'                2                 1.3%
           22'                5                 3.3%
Flat Bed
  Trailers                   20                13.2%

Bulk Hoppers - 42'            1                 0.7%


               34'            2                 1.3%

Trailer Dollies              24                15.8%

Total                       152                 100%

Utilization is a key measure of a leasing company's operating performance. Based on in-house research, leasing company utilization in the U.S. generally falls in the range of 65-85%.
REMEX's utilization is 97% as of October 31, 2001.

CapSource Financial Performance. The following table is a summary of CapSource's operating performance.

                                             Years ended           (Unaudited)
                                             December 31            Nine Months
                                           ------------------          Ended
                                            1999        2000    September 30, 2001
                                           ------      ------   ------------------
Revenue                                    $307,668  $402,521           $481,026
Depreciation and direct costs of trailers
 Under operating leases and sales           260,352   330,794            403,193
Selling, general and administrative
  Expenses                                  635,316   685,633            919,510
Net Loss                                   (557,029) (641,130)          (950,476)

Lease/Rental Units                               74       107                137

The above numbers show lease/rental asset pool units at period end. The lease/rental units above do not include 28 trailers held solely for resale at September 30, 2001. The revenue does not necessarily reflect having owned and leased out the assets for the entire period.


       Remolques y Sistemas Aliados de
   Transportacion, S.A. de C.V. dba RESALTA

RESALTA is a 80% owned subsidiary of CapSource.
The remaining 20% is owned by Marlo Conzuelo
Bettancourt.  Mr. Conzuelo is Director General of
TractoBaja Volvo, S.A. de C.V., a Volvo truck
dealership located in Tijuana, and Transportes de
Carge Guadalajara-Tijuana, S.A. de C.V., a
customer of CapSource's leasing subsidiary,
REMEX.   The agreement with Mr. Conzuelo
provides, among other things, that Mr. Conzuelo
can convert his ownership interest in RESALTA
into common stock of CapSource.   The terms of
that conversion are based upon the performance of RESALTA. In addition, CapSource has the opportunity to acquire his ownership interest in RESALTA subject to buy-sell provisions.

CapSource recently executed an agreement with Hyundai which provides CapSource and/or its subsidiary RESALTA with sole distribution rights for Hyundai truck trailers and related equipment in Mexico.

Hyundai Agreement. The Hyundai Agreement is for a period of four years and is renewable.
Among other things, the Agreement requires
RESALTA to fulfill certain minimum yearly purchase requirements as well as develop certain facilities to sell and service Hyundai products covered by the Agreement. As part of the Agreement, Hyundai agrees that it will not designate any other dealers to compete with RESALTA in Mexico as well as pay RESALTA a per trailer fee should Hyundai sell directly in Mexico.

Hyundai. Hyundai, the largest company in Korea, is engaged in insurance, ship building, engineering and construction, electronics and automotive as well as other businesses.

In 1990, Hyundai built a large maquiladora plant across the border from San Diego, California, in Tijuana, Baja California, Mexico. The facility produces van trailers, refrigerated trailers known as reefers, container chassis and domestic and refrigerated containers for the U.S. market.
For the past two decades, Hyundai has been the largest manufacturer of sea going containers in the world. Hyundai is the largest container chassis supplier in the U.S. market, producing up to 1,500 chassis monthly.

The manufacturing process and the quality assurance
system have been internationally recognized by the
approval to the standards of ISO 9002.  Hyundai is
the first North American trailer and container
manufacturer to receive ISO 9002 designation.
Made with American components, Hyundai trailers
feature many standard features that are optional on
competitive trailers.   Hyundai markets its
products through twenty-five dealers in the U.S.
Hyundai's agreement with RESALTA represents its initial entry into the Mexican market.

RESALTA Business Strategy.   The Mexican economy
has seen significant growth in recent years.
Gross domestic product increased approximately 6.9% in 2000. (Source: Banamex). The recent global economic slowdown has also effected the Mexican economy where the estimate for GDP growth in 2001 is .8%. (Source: Banamex; Summary of the

Macroeconomic Panorama in August, August 2001.)
Nevertheless, the transportation sector of the Mexican economy is investing to replace and grow infrastructure based upon increased traffic due to

NAFTA.   Hyundai currently produces a product at a
price that allows RESALTA to offer a price advantage over its competitors.

Building sales and capturing market share require
both a national marketing campaign as well as a
strong selling effort.   The development of brand
recognition through a cooperative effort with
Hyundai is underway.  RESALTA has begun to put in
place a sales force to achieve sales objectives
through a combination of company-owned sales
offices and sub-dealer arrangements.   RESALTA has
established sales offices in Mexico City, Monterrey
and Guadalajara.   RESALTA anticipates entering
into sub-dealer arrangements in smaller markets such as Tijuana, Hermosillo and elsewhere.

Management expects the majority of sales will be
dry vans and refrigerated trailers sold pursuant to
the Hyundai Agreement.   However, RESALTA intends
to supplement its dry van business by adding other types of trailers as follows:
   -  flat beds
   -  bulk hoppers
   -  livestock trailers and
   -  related equipment
         -  trailer dollies and
         -  after-market equipment, etc.

RESALTA Competition.   There are a number of
significant competitors in the dry van trailer
market.   The market in Mexico is dominated by
three major players:  Utility de Mexico, S.A. de
C.V., Fruehauf de Mexico, S.A. de C.V. and Ramirez
Trailers de Monterrey, S.A. de C.V.   Utility de
Mexico is a Mexican company with the exclusive
rights to sell U.S. manufactured utility equipment
in Mexico.   CapSource believes this arrangement is
similar to the Hyundai agreement.   Fruehauf and
Ramirez both manufacture equipment in Mexico.
CapSource estimates that together Utility, Fruehauf and Ramirez have approximately 80% of the market for dry van trailers.

RESALTA Operations.   CapSource provided the
initial funding for RESALTA in the amount of
$500,000.   Management and sales teams have been
hired along with support personnel.   Sales offices
have been opened in Mexico City, Guadalajara and
Monterrey.   RESALTA plans to open the first
company-owned showroom, service shop and storage yard in the Mexico City area in the fourth quarter of 2001.

RESALTA is working with Hyundai to develop a joint
national marketing program.   Direct sales to both
contract carriers and private fleets are being pursued by the sales force.

RESALTA completed its first sale of truck-trailer
equipment in August, 2001.   In addition to selling
equipment directly to customers, RESALTA is working jointly with REMEX, the equipment leasing subsidiary of CapSource, in negotiations with several potential customers, whereby RESALTA will supply equipment to REMEX, which then will lease it directly to the customers.

RESALTA was incorporated in Mexico in April 2001.
The initial start-up costs and operating expenses of $183,100 incurred from start-up through June 30, 2001 are included in the CapSource consolidated results.

Village II Reports to Security Holders.   We
shall become subject to the informational
requirements of the Securities Exchange Act of
1934, as amended, and in accordance therewith
will file reports and other information with the
Securities and Exchange Commission.   We have not
yet filed any reports with the Securities and Exchange Commission.

The reports and other information filed by us can
be inspected and copied at the public reference
facilities maintained by the Commission in
Washington, D.C. and at the Chicago Regional
Office, Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511 and the
New York Regional Office, 7 World Trade Center,
New York, New York 10048.   Copies of such
material can be obtained from the Public
Reference Section of the Commission, Washington,
D.C. 20549 at prescribed rates.

We will furnish to shareholders:
       -   an annual report containing financial
           information audited by our certified
           public accountants;
       -   unaudited financial statements for each
           of the first three quarters of the
           fiscal year; and
       -   additional information concerning the
           business and operations of Village II
           deemed appropriate by the Board of
           Directors.

        Management's Discussion and Analysis of
              Financial Condition

Village II

We have not had any revenues since inception.  Our
sole objective is to acquire an interest in an
operating business as a blank check company
described in SEC Rule 419.   We have funded our
organizational costs through a shareholder loan from our principal shareholder.

Our ability to continue as a going concern is dependent upon the completion of this offering and the subsequent merger with CapSource.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees until after the merger with CapSource.

CapSource

Historical Overview.   In early 1998, present
management took control and restructured CapSource as a holding company. Results for 1998 and 1999 reflect expenses incurred at the parent company level to restructure and finance REMEX, its leasing operation in Mexico.

Results in 2000 reflect the expense of providing staffing at the parent company level sufficient to develop and implement the strategic plan.

Pursuant to the plan, CapSource obtained the exclusive right to sell and distribute Hyundai truck trailers in Mexico. In April 2001, CapSource organized RESALTA, the Mexican trailer sales and distribution subsidiary to take advantage of this opportunity.

CapSource does not anticipate significant increases in parent company G & A in the future. Given its business strategy, CapSource anticipates parent company expenses will be offset by increases in revenue from REMEX, the leasing subsidiary, and RESALTA, the trailer sales and distribution subsidiary, as well as additions to revenue from future acquisitions.

All of the lease contracts are denominated in U.S.
dollars; in other words, the lessee makes its payment to the company in pesos based upon the exchange rate on the date the payment is made.

This transfers the exchange rate risk from the company to the lessee. All of the equipment purchases also are denominated in U.S. dollars.

Utilization, the percentage of the fleet leased, is an important measure of operating performance.
U.S. lease/rental firms have utilization rates in the range of 65% to 85%. REMEX utilization was 94% in 2000 and 99% for 1999. CapSource attributes the high utilization rates to three factors:
   -  the strong demand for equipment;
   -  our focus on longer term leases (5 years);
       and
   -  CapSource generally does not purchase
       equipment for the lease/rental pool without a lease commitment from a customer.

Results of Operations - Nine months ended September
30, 2001 as compared to nine months ended September
30, 2000.

During the nine months ended September 30, 2001, the principal source of revenue continued to be the lease/rental subsidiary, REMEX. However, capitalizing on the agreement with Hyundai giving the exclusive right to sell/distribute Hyundai trailers in Mexico, CapSource also initiated operations of RESALTA, its new trailer sales/distribution company. While RESALTA did not generate any significant revenue through September
30, 2001, CapSource made significant progress in establishing its presence in Mexico, hiring the executive management team and opening sales offices in Mexico City, Guadalajara and Monterrey.

For the nine months ended September 30, 2001, REMEX had lease/rental income of $465,567, compared to $300,336 for the nine months ended September 30, 2000. This represents an approximate 55% increase.
The increase is attributable to the increase in the size of the lease/rental pool while maintaining high fleet utilization.

Depreciation and direct costs of trailers under operating leases were $403,193 and $235,799 for the nine months ended September 30, 2001 and 2000, respectively. The increase can be attributed to the increase in fleet size.

Selling, general and administrative expenses during the first nine months of 2001 were $919,510, of which approximately $198,992 was attributable to REMEX, $323,323 to RESALTA and $397,195 to the parent company. During the first nine months of 2000, selling, general and administrative expenses were $468,285, with $173,000 attributable to REMEX and $295,285 to the parent company.

Other income (expense) increased from ($27,752) for the nine months ended September 30, 2000 to ($108,799) for the nine months ended September 30, 2001. This increase is primarily due to an increase in interest expense associated with an increased debt level and an increase in foreign exchange losses due to the strengthening of the Mexican peso in relation to the U.S. dollar.

CapSource posted a net loss for the nine months ended September 30, 2001 of ($950,476). This compares to a net loss of ($431,500) for the nine months ended September 30, 2000 due to the increase in expenses associated with the increase in fleet size and an increase in other expense.

Results of Operations - Year ended December 31,
2000 as compared to year ended December 31, 1999.

During 2000, CapSource's principal source of revenue was its lease/rental subsidiary, REMEX.
For the year ended December 31, 2000, REMEX had lease/rental income of $402,521, compared to $307,668 for the year ended December 31, 1999.
This represents an approximate 31% increase. The increase is attributable to the increase in the size of the lease/rental pool while maintaining high fleet utilization.

Depreciation was $258,745 and $223,188 for 2000 and 1999, respectively. The increase in depreciation can be attributed to the increase in fleet size.

Selling, general and administrative expenses during 2000, were $685,633, of which approximately
$240,782 was attributable to REMEX and $444,851 to the parent company. During 1999, selling, general and administrative expenses were $635,316, with $195,138 attributable to REMEX and $440,178 to the parent company.

Other income (expense) decreased from $30,971 for the year ended December 31, 1999 to ($27,224) for the year ended December 31, 2000. This decrease is primarily due to a decrease in interest expense associated with a decreased in debt balances which is more than offset by a decrease in foreign exchange gains due to the devaluation of the Mexican peso in relation to the U.S. dollar.

CapSource posted a net loss for the year ended
December 31, 2000 of ($641,130). This compares to a net loss of ($557,029) for 1999 due to the increase in expenses associated with the increase in fleet size and an increase in other expense.

Financial liquidity and Capital resources.
CapSource requires substantial capital in order to meet its ongoing corporate obligations and in order to continue and expand pursuant to the current strategic business plan. The initial working capital for CapSource has been obtained through advances and subsequent conversion to common shares by the majority stockholder.

For the nine months ended September 30, 2001, CapSource
   - acquired trailer and semi-trailer equipment for its lease/rental pool of $1,006,980 offset by disposals of $120,568,
   -   purchases of vehicles of $56,892 and
   -   purchases of furniture and computer
equipment of $59,664.

This compares to $239,744, $0 and $2,232,
respectively, for the nine months ended September
30, 2000. As a result, net cash used in investing activities was $1,002,968 and $241,976 for the nine months ended September 30, 2001 and 2000, respectively.

For the year ended December 31, 2000, CapSource acquired trailer and semi-trailer equipment for its lease/rental pool of $560,122, and purchases of furniture and computer equipment of $2,773.

This compares to $447,856 and $5,785 respectively, for the year ended December 31, 2000. As a result, net cash used in investing activities was $562,895 and $453,641 for the year ended December 31, 2000 and 1999, respectively.

During the nine months ended September 30, 2001,
CapSource received proceeds from payable to
stockholder and other notes payable of $1,466,885,
of which $942,418 was from the issuance of
unsecured convertible notes and $524,467 from
unsecured notes.  In addition, CapSource received
proceeds from the issuance of common stock of
$218,280.   As a result, net cash flow from
financing activities for the nine months ended
September 30, 2001 was $1,685,165.

During the nine months ended September 30, 2000,
CapSource received proceeds from payable to
stockholder of $449,178 from the issuance of
unsecured convertible notes.  In addition,
CapSource received proceeds from the issuance of
common stock of $85,640.   As a result, net cash
flow from financing activities for the nine months ended September 30, 2000 was $534,818.

For the year ended December 31, 2000, CapSource received proceeds of $1,413,003 from the majority stockholder. For the year ended December 31, 1999, CapSource received proceeds of $950,832 from the same stockholder.

On a long-term basis, liquidity is dependent on continuation and expansion of operations and the receipt of revenues as well as additional infusions of equity and debt capital. CapSource believe that additional equity and debt financing in the short term will allow it to increase the REMEX lease/rental asset pool, implement the Hyundai-RESALTA business opportunity and pursue other business opportunities pursuant to our strategic plan. CapSource believes this will result in substantially increased revenue and liquidity in the long term. However, there can be no assurance that CapSource will be able to obtain the additional equity or debt financing in the future.

CapSource Financial Strategy.    Funding and
financial strategy are significant factors in the business plan of CapSource. The cost, reliability and flexibility of the actual and potential funding sources will dictate, to a large extent, our ability to acquire additional businesses pursuant to our strategic plan. Additionally, each operating subsidiary's ability to grow and improve its competitive position within its respective business sector is similarly dependent upon its ability to secure adequate funding, either directly or through the parent company.

Among other things, the parent company's role is to ensure that its operating subsidiaries are adequately funded - sufficiently to implement their strategic plans.

To date, REMEX, the leasing subsidiary, has been
financed largely with equity from CapSource.  In
order to achieve its future growth objectives,
management of CapSource believes that REMEX's
financial structure needs to include various forms
of borrowings including both a short-term credit
facility, commonly termed a warehouse credit
facility, and long-term debt.   Management of
CapSource believes that the optimum debt/ratio for REMEX is approximately 80% debt and 20% equity.

RESALTA, the new trailer sales/distribution subsidiary, requires two forms of financing - equity and a short-term credit facility commonly referred to as "floor plan" financing. Floor plan financing is similar to the warehouse credit facility being sought by REMEX, in that it is used to finance the purchase of inventory on an ongoing basis. However, in the case of floor plan financing, the facility is repaid through the sale of equipment rather than being replaced with long-term debt. The parent company has already provided for the initial equity funding.
CapSource is currently seeking floor plan financing.

There is no assurance that any financing can be obtained for REMEX or RESALTA.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board
("FASB") issued Statement of Financial Accounting
Standards No. 141, "Business Combinations" which requires the use of the purchase method and eliminates the option of using the pooling-of-interests method of accounting for all business combinations. The provisions in this statement apply to all business combinations initiated after June 30, 2001, and all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later.
The Company does not believe the adoption of this statement will have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued Statement of Financial
Accounting Standards No. 142, "Goodwill and Other
Intangible Assets" (FAS 142) which requires that all intangible assets acquired, other that those acquired in a business combination, be initially recognized and measured based on the asset's fair value. The Company is required to adopt the provisions of FAS 142 effective
January 1, 2002. Goodwill and certain identifiable intangible assets will not be amortized under SFAS 142, but instead will be reviewed for impairment at least annually in accordance with the provisions of this statement. Other identifiable intangibles will continue to be amortized over their useful lives. The Company does not believe the adoption of this statement will have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. The Company does not expect the impact of adopting SFAS No. 143 to be significant.

On October 3, 2001, the Financial Accounting Standards
Board (FASB or the Board) issued FASB Statement No. 144,
Accounting for the Impairment or Disposal of Long-Lived
Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While Statement No. 144 supersedes FASB
Statement No. 121, Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to Be
Disposed Of, it retains many of the fundamental provisions of that Statement. Statement No. 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations-
Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently
Occurring Events and Transactions, for the disposal of a segment of a business. The Company does not expect the impact of adopting SFAS No. 144 to be significant.


                    MANAGEMENT

Pursuant to the certificate of incorporation, each director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Village II's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Village II.

Directors may only be removed for cause.  The term
of office of each officer of Village II is at the
pleasure of Village II's board.   The term of
office for each director is three years.

The principal executive officers and directors of Village II are as follows:

Name                         Position                   Term(s) of
                                                          Office
Tammy Augsback, age 32       President/Director          August 2001
                                                          To present
Jack Augsback, age 56        Treasurer/Director          Inception to
                                                          Present

Mr. Augsback is the father of Ms. Augsback.

The directors named above will serve until the next annual meeting of Village II's stockholders.
Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement or understanding between the directors and officers of Village II and any other person under which any director or officer was or is to be selected as a director or officer.

The directors and officers of Village II will devote their time to Village II's affairs on an as needed basis which is estimated to be nominal or less than 5% of their time.

Biographical Information

Tammy Augsback.   Ms. Augsback has been president
and a director of Village VI since August 2001.
From February 1990 to March 2000, Ms. Augsback was a senior probation officer for the Florida

Department of Corrections.   Ms. Augsback
received a Bachelor of Science degree from Nova
University in business administration with a specialty in marketing in 1995.

Jack Augsback.   Mr. Augsback has been treasurer
and a director of the Company since inception.
For the last five years, Mr. Augsback has been President and Chief Executive Officer of Jack
Augsback & Associates, Inc., Jack Augsback & Co.,
Inc. and Managing Partner of Jack Augsback & Co.

LLC.   These companies are all in the financial
consulting and investor relations business.
Since November 1999, Mr. Augback has been an officer and director of Village I Acquisition
Corporation and Village III Acquisition
Corporation, other blank check companies.

Mr. Augsback graduated from Miami University with
a Bachelor of Science degree in Economics.   He
received a MBA in Quantative Economics from the Miami Graduate School of Business and MBAs in
Finance and Economics from the St. Moritz
University.

Remuneration.   No remuneration has been paid to
the executive officers since inception.

Board of Directors Compensation.    Members of the
board of directors will receive $250 per meeting
if said directors are not separately compensated
by Village II and will be required to attend a
minimum of four meetings per fiscal year.  All
expenses for meeting attendance or out of pocket
expenses connected directly with their board
representation will be reimbursed by Village II.
Director liability insurance may be provided to
all members of the board of directors.  Village II
has not yet obtained such insurance and does not
have any specifics for available coverage and
cost.   Village II does not have a specific time
frame to obtain the insurance.   No
differentiation is made in the compensation of outside directors and those officers of Village II serving in that capacity.

CapSource

Executive Officers and Directors.    CapSource
executive officers, directors and key employees and their business experience follows:

<CAPTION
Name                              Age      Position                Term
Frederick C. Boethling            56    President/CEO         1998 to present
                                           Director

Steven E. Reichert                54   Vice President/        1998 to present
                                     General Counsel/Director/
                                          Secretary

Randolph M. Pentel                41        Director          1998 to present





Lynch Grattan                     50        Director          1998 to present
                                     Director General-REMEX

Steven J. Kutcher                 49   Chief Financial Officer  December 2000
                                                                  to present

Carlos Meza Lavaniegos            47     Director General -     February 2001
                                           RESALTA                to present

Fred C. Boethling. President and Director -
CapSource Financial, Inc.; Director - Rentas y
Remolques de Mexico, S.A. de C. V.;Director -
Remolques y Sistems Aliados de Transporte, S.A. de
C. V.

Mr. Boethling is responsible for the overall direction and management of CapSource and its operating subsidiaries. From 1994 to 1998, he was Co-Managing Partner of Capstone Partners, a firm specializing in planning and finance. From
1989 to 1993, Mr. Boethling was President, CEO and Chairman of the Board of Directors of KLH
Engineering Group, Inc, a NASDAQ-listed
engineering services holding company. During this period, Mr. Boethling developed the in-house acquisition management systems and procedures, developed and managed the deal flow, evaluated over 400 acquisition candidates and completed seventeen acquisitions and took the firm public.

From 1983 to 1988, Mr. Boethling was Chairman of
Sandstone Capital Corporation, a private management consulting and investment firm specializing in start-ups. From 1979 to 1982, he was a co-founder, President and Director of Hart
Exploration & Production Co., a NASDAQ-listed independent oil and gas firm. Prior to that, for a period of eleven years, Mr. Boethling was employed by Cities Service Oil Company, a Tulsa,
Oklahoma-based, NYSE-listed major oil company, first as an Engineer in Midland, Texas and then as Exploration Manager for Canada-Cities Service,
Ltd., the Canadian subsidiary of Cities Service.
Mr. Boethling graduated from the University of Minnesota with a Bachelor's degree in engineering.

Steven E. Reichert.  Vice President, General
Counsel, Secretary and Director - CapSource
Financial, Inc.; Director - Rentas y Remolques de
Mexico, S.A. de C. V.; Director - Remolques y
Sistems Aliados de Transporte, S.A. de C. V.

Mr. Reichert serves as general counsel for CapSource and is responsible for the negotiation of various agreements and general legal matters and is involved in developing and implementing overall financial strategy for CapSource. From
1994 to 1998, he was Co-Managing Partner of Capstone Partners. From 1991 to 1994, Mr.
Reichert was associated with the international law firm of Popham, Haik, Schnobrich & Kaufman, Ltd.
where he practiced in the area of securities and complex commercial litigation. Prior to that, Mr.
Reichert was a founder and Senior Vice President and Director responsible for strategic planning, acquisitions and capital development for Sequel
Corporation, a NASDAQ-listed, telecommunications company.

From 1979 to 1982, Mr. Reichert was a co-founder,
Senior Vice President and Director of Hart
Exploration & Production Co., a NASDAQ-listed independent oil and gas firm. From 1966 to 1979, Mr. Reichert worked in the Underwriting Department at Dain Bosworth, Inc., a regional investment banking firm and ultimately was elected vice president. He is a member of the Board of Arbitrators for the National Association of Securities Dealers. Mr. Reichert received his
Juris Doctor degree (Cum Laude) from Hamline
University School of Law and his undergraduate degree in economics from the University of Minnesota.

Steven J. Kutcher.  Chief Financial Officer -
CapSource Financial, Inc.

Mr. Kutcher is responsible for accounting and financial reporting for CapSource. Mr. Kutcher has substantial experience in managing foreign operations. Prior to joining CapSource, from 1982 to 2000, he was employed by International
Multifoods Corporation, initially as Manager of International Accounting & Analysis (Minneapolis,
Minnesota) (1982 to 1985), followed by
Assistant Controller Venezuelan Operations
(Caracas) (1985 to 1987), Controller Mexican
Operations (Mexico City) (1987 to 1990), Group
Controller International Operations (Minneapolis)
(1990 to 1993), Director of Planning and
Procurement Venezuelan Operations (Caracas) (1993 to 1995), Vice President of Finance Venezuelan
Operations (Caracas) (1995 to 1999) and Chief
Financial Officer and Vice President of Finance
Multifoods Distribution (Denver, Colorado) (1999 to
2000).

Before joining International Multifoods, he acquired public accounting experience as a Staff
Auditor with Mazanec, Carlson & Company, CPAs in
St. Paul, Minnesota from 1977 to 1978 and later as a Senior Auditor at Boyum & Barenscheer, CPAs in
Minneapolis from 1978 to 1981. From 1975 to 1977 he was Finance and Accounting Manager with Minnesota Public Radio in St. Paul, Minnesota.

From 1974 to 1975 he was an internal bank auditor with Bremer Service Company, an independent bank located in St. Paul, Minnesota. Mr. Kutcher has a
BA in Accounting & Business Administration from St.
John's University in Collegeville, Minnesota and a
Certificate of Advanced Studies in International
Management from Thunderbird, The American Graduate
School of International Management. Mr. Kutcher holds various professional certifications and is a member of a number of professional organizations.

   Lynch Grattan Robertson.  Director - CapSource
Financial, Inc.; Director General and Director -
Rentas y Remolques de Mexico, S.A. de C. V.

Mr. Grattan is responsible for the overall management of REMEX. He has substantial experience with Mexican development banks and other financial institutions. In addition, he has been involved with various privatization efforts in Mexico. While he was born in the U.S., Mr. Grattan has spent much of his life in Mexico. He has been a resident of Mexico City for the past 18 years. He brings to the Company a thorough understanding of the Mexican business culture, a broad base of contacts among Mexican and multi-national business leaders domiciled in Mexico and a familiarity with Mexican government departments and agencies. Prior to joining REMEX, from 1995 to 1997,Mr. Grattan was a Partner with Palmer Associates, S.C., a risk management and consulting firm based in Mexico
City. Beginning in 1992, Mr. Grattan provided agribusiness consulting services to a wide range of clients. Also, in 1992, Mr. Grattan organized the agribusiness division of FINBEST, S.C., a small
Mexican merchant banking firm. While he is no longer active in the firm, he remains a Partner.
While he is employed full time at REMEX, he is widely respected in the agribusiness sector and is called upon from time to time for public speaking engagements. From 1987 to 1992, he represented
ConAgra International, Inc. in Mexico. He opened and served as Director of the Con-Agra Offices in Mexico City, where his primary responsibility was the formation of export/import joint ventures.

From 1982 to 1987, Mr. Grattan was Marketing and
Sales Manager for the Protein Technologies division of Ralston Purina Company. He organized, staffed, trained and directed the national sales force for Isolated Soy Protein Products in Mexico. From 1975 to 1981, Mr. Grattan was employed by Purina S.A. de
C.V., the Mexican subsidiary of Ralston Purina
Company, first as District Manager and later as National Products Manager. Mr. Grattan is a member of numerous Mexican civic and business organizations. He is active in the American
Chamber of Commerce in Mexico City, the largest
Chamber of Commerce outside the U.S. He has won several awards from the Chamber and is currently
Vice Chairman of the Agribusiness Committee. He holds a Bachelors Degree in Agricultural
Engineering from Texas Tech University.

Carlos Meza Lavaniegos.  Director General and
Director - Remolques y Sistemas Aliados de
Transportacion, S.A. de C. V.

Mr. Meza is responsible for developing and implementing the RESALTA business plan. Prior to joining RESALTA, from 1999 to 2001, Mr. Meza was
President of Conauto S.A. de C. V., a financial services company organized by the Ford automobile dealers in Mexico. He was responsible for the overall management of the company, including strategic planning, promotion of services to 125 dealers and over 1,000 other vendors, development of new services and new markets, public relations and image enhancement. From 1997 to 1999, he was Manager of Marketing for Arrendadora Citibank S.A.
de C. V., a subsidiary of Citibank Mexico engaged in the leasing business. He was responsible for analysis, planning and marketing of leasing services throughout Mexico. From 1994 to 1997, he was President and CEO of Arrendadora SERCO, also a leasing company in Mexico. He was responsible for the organization of the company and the implementation of its business plan. Prior to that, from 1993 to 1994, he was Marketing Director of Arrendadora INBURSA. From 1986 to 1993, he was
Marketing Director at Arrendadora Bancomer, the leasing unit of one of Mexico's largest banks. He was responsible for marketing the bank's leasing services to its 40 business units across Mexico.
From 1981 to 1986, he worked as a consultant for Infotec, a business planning and development firm.
Mr. Meza holds a Bachelors degree in Industrial
Engineering from Universidad Nacional Autonoma de
Mexico, a Masters in Systems and Planning from Universidad Iberoamericana and a Masters in

Accounting and Finance from the London School of Economics. He did post-graduate work in Project
Management at Arthur D. Little/Harvard University.

Randolph M. Pentel. Director - CapSource Financial,
Inc.; Director - Rentas y Remolques, S.A. de C. V.;
Director - Remolques y Sistems Aliados de
Transporte, S.A. de C. V.   He is also the Managing
Member and principal owner of RTL Group, LLC, CapSource's largest shareholder. In addition, he is the Executive Vice President and principal owner of Notification Systems, Inc., the largest provider of large-dollar check return notifications (checks over $2,500) in the U.S. The electronic network, developed by Mr. Pentel, known as EARNS, supplies banks with advanced data notification of checks in the process of failing to clear, thereby allowing financial institutions nationwide the ability to reduce operating losses. Since 1987, the company has grown steadily from 4,500 notifications per day, to over 30,000 in 2000. Currently 99 of the largest 100 U.S. banks are customers of EARNS, as are approximately 80% of the top 300 banks in the U.S. Mr. Pentel is involved in various international charitable organizations.

CapSource Remuneration.    The following table
summarizes compensation paid to executive officers over the last three years

Name and Position           Year     Salary    Bonus   Other     Total
Frederick C. Boethling      2000   $ 96,000  $ 8,000  $ 500    $ 104,500
President CapSource         1999   $ 48,000    - 0 -  - 0 -    $ 48,000
                            1998      - 0 -  $ 1,250  - 0 -    $  1,250

Steven E. Reichert          2000   $ 96,000  $ 8,000  $ 500    $104,500
Vice President CapSource    1999   $ 48,000    - 0 -  - 0 -    $ 48,000
                            1998      - 0 -  $ 1,250  - 0 -    $  1,250

CapSource director compensation.  Commencing in
1999, non-employee directors are entitled to
receive $500 per meeting attended.   During 2000,
Mr. Pentel, the sole non-employee director, attended two meetings. During 2000, the board adopted a cash incentive compensation plan for employees directly involved in the origination and financing of leases for REMEX. The plan provides for the distribution of 1.5% of lease/rental revenue annually. In addition, during each of 1999 and 2000, Messrs. Boethling, Reichert and Grattan each received warrants to purchase 25,000 shares of common stock and Mr. Pentel received warrants to purchase 50,000 shares of common stock. No other officers, directors or key employees received compensation during the period 1998 to 2000.

In June 2001, CapSource awarded Mr. Kutcher
warrants to purchase 20,000 common shares at $1.10
per common shares.   These warrants expire 6/1/06
and were issued as partial compensation for Mr.
Kutcher's services to CapSource.

In July 2001, CapSource awarded Mr. Pentel warrants
to purchase 125,000 common shares at $1.10 per
common share.   These warrants expire 7/1/06 and
were issued as partial compensation to Mr. Pentel for services rendered as a member of the CapSource board of directors.


              PRINCIPAL SHAREHOLDERS
Village II

There are currently 1,000,000 common shares outstanding. The following tabulates holdings of shares of Village II by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Village II individually and as a group

                     Number of shares                      Number of shares
Name and Address     currently owned(1)     Percentage    owned after offering Percentage
Tammy Augsback             15,000                1.5%            0                 0%
12 South Dixie Highway
Suite 204
Lake Worth, Florida 33460

Jack Augsback(2)          147,500              14.75%       42,500             4.25%
12 South Dixie Highway
Suite 204
Lake Worth, Florida 33460

Officers and Directors
  As a group (2)          162,500              16.25%           0                 0%

NorthWest Services, Ltda  300,750              30.08%           0                 0%
Roxana Sofia Lao Mendez,
   President
Apdo. 695-1007 Central Colon
San Jose, Costa Rica




The Chelverton Fund,
   Ltd.(4)                210,000              21.00%           0                 0%
James Morton, Fund
   Manager
Craigmuir Chambers
P.O. Box 71
Roadtown Tortola, BVI

 (1)Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.
Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.
 (3) Mr. Stys is custodian of 15,000 common shares held by his minor children included in the amount currently owned by Mr. Stys.
(4)The Chelverton Fund, Ltd. is an unaffiliated company controlled by James Morton.

CapSource

As of September 30, 2001 there were 6,965,242
common shares outstanding.   The following
tabulates the beneficial ownership of shares of CapSource common stock (on a fully diluted basis) by each person who, subject to the above, at the date of this memorandum, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of CapSource:

Name and Address            Number of Shares
                             Outstanding          %
Frederick C. Boethling
2305 Canyon Blvd., Suite 103
Boulder, CO 80302               250,259        3.68%

Steven E. Reichert
1729 Donegal Dr.
Woodbury, MN 55125              250,259        3.68%




Randolph M. Pentel
815 Deer Trail Ct.
St. Paul, MN 55118            6,194,444       91.14%

Lynch Grattan Robertson
44 Varsovia, Piso 11
Col. Juarez, Mexico D.F. 06600        0         0.0%

Steven J. Kutcher
2305 Canyon Boulevard, Suite 103
Boulder, CO 80302                     0        0.00%

All Officers and Directors
 as a group (5)persons        6,697,962       98.54%

Pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended, beneficial
ownership of a security consists of sole or shared
voting power (including the power to vote or direct
the voting) and/or sole or shared investment power
(including the power to dispose or direct the
disposition) with respect to a security whether
through a contract, arrangement, understanding,
relationship or otherwise.   Unless otherwise
indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

The above does not include the exercise of any of the currently outstanding warrants. Warrants owned by CapSource directors and officers are as follows:

Name                   Number of Warrants Owned

Frederick C. Boethling          50,000

Steven E. Reichert              50,000

Randolph M. Pentel             225,000

Lynch Grattan                   50,000

Steven J.Kutcher                20,000


               CERTAIN TRANSACTIONS

Village II

Jack Augsback provides office services to us that
were valued at $100 for the period ended December
31, 1999.   Additionally, Mr. Augsback paid $450
of organization expenses on our behalf during the
period ended December 31, 1999.   Mr. Augsback
does not expect us to repay him and we are not obligated to make this repayment.

CapSource

Effective May 31, 1998, CapSource purchased all of the outstanding stock of REMEX, at the time known as Trailers Modernos Arrendamiento, S.A. de
C.V., from Trailers Modernos International,
Inc. for approximately $609,000. The purchase price was comprised of the forgiveness of amounts due from Trailers Modernos International to CapSource, at the time known as Mexican-American-
Canadian Trailer Rentals, Inc., of approximately
$760,000 offset by amounts due to Trailers
Modernos International from CapSource of approximately $151,000. The acquisition has been accounted for by the purchase method and the results of operations of REMEX have been included in CapSource's consolidated financial statements beginning June 1, 1998. The excess of the fair value of identifiable assets of REMEX over the purchase price of approximately $26,000 has been accounted for as a reduction of long-lived assets.

In February 2001 CapSource and RESALTA entered into a shareholders agreement with Mario Conzuelo regarding his 20% ownership interest in RESALTA.
This agreement provides that Mr. Conzuelo can convert his ownership interest in RESALTA into common stock of CapSource after the first year, continuing until the termination of the Hyundai agreement. The number of shares of CapSource common stock that Mr. Conzuelo would receive upon conversion is based upon the number of trailers which are sold by RESALTA in the year preceding the conversion. In addition, the agreement, among other provisions, provides customary buy-sell provisions and assures Mr. Conzuelo a seat on the RESALTA board of directors as long as he is a RESALTA shareholder.

Payable to Stockholder.   As of September 30,
2001, CapSource has unsecured notes and unsecured convertible notes in the amount of $1,219,876 to Randolph M. Pentel, the majority stockholder of

CapSource.   The convertible note payable due
November 30, 2005 at 9.25% per annum is
convertible to common stock of CapSource at a conversion price of $1.00 per common share.

Convertible Notes Payable.   The convertible notes
payable due May 7, 2003 at 12% per annum and
August 14, 2003 at 14% per annum are convertible
at 75% of the market price, as defined in the
agreement, of common stock on the date of
conversion.    Unsecured convertible notes payable
to Mr. Pentel with unpaid principal and accrued interest payable due June 4, 2002 at 12% per annum is $524,467.

Management believes the terms of all of the
foregoing transactions were fair to CapSource and
were no less favorable to CapSource than would
have been obtained from an unaffiliated third
party in arms length negotiations.   All future
transactions with affiliates will be subject to the approval of CapSource's disinterested directors and will be on terms believed by such directors to be no less favorable to CapSource than those available from unaffiliated third parties.


        SHARES ELIGIBLE FOR FUTURE SALE

Village II currently has 1,000,000 shares of
common stock outstanding. Assuming completion of
the offering and consummation of the merger with
CapSource, there will be a minimum of 12,522,524
common shares outstanding.  Of these, 12,122,525
common shares will be deemed to be restricted
securities.   Other securities may be issued, in
the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Village II's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person
who is not an affiliate of Village II may sell is
not so limited.   Nonaffiliates may each sell
without limitation shares held for two years.
Village II will make application for the listing
of its Shares in the over-the-counter market.
Sales under Rule 144 may, in the future, depress
the price of Village II's Shares in the over-the-
counter market, should a market develop.   Prior
to this offering there has been no public market
for the common stock of Village II.   The effect,
if any, of a public trading market or the
availability of shares for sale at prevailing
market prices cannot be predicted.   Nevertheless,
sales of substantial amounts of shares in the public market could adversely effect prevailing market prices.

MARKET FOR REGISTRANT'S COMMON EQUITY AND
  RELATED STOCKHOLDER MATTERS

Market Information.     Village II's common stock
is not listed in the pink sheets or in the OTC
Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of
record of Village II's no par value common stock,
as of September 1, 2000 was 67.   The approximate
number of holders of record of CapSource's common stock, as of September 1, 2001 was 11.

Dividends.   Holders of Village II's common stock
are entitled to receive such dividends as may be declared by its board of directors.

          DESCRIPTION OF SECURITIES

Village II's articles of incorporation authorize
us to issue up to 100,000,000 common shares, no
par value per common share and 50,000,000
preferred shares, no par value per preferred
share.   There are currently no preferred shares
outstanding.   Village II is in the process of
amending the Articles of Incorporation to allow the board of directors to determine the rights and preferences of each series of preferred shares authorized.

Common Stock

Liquidation Rights.   Upon liquidation or
dissolution, each outstanding common share will be entitled to share equally in the assets of Village
II legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or
restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Village II has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Village II.

Accordingly, future dividends, if any, will depend upon, among other considerations, Village II's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of
Village II are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable,
have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Transfer Agent. Village II shall act as its own transfer agent until after a successful merger or acquisition is consummated.

              INDEMNIFICATION

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the
Securities Act of 1933. The Florida Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.
Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist. Provided the terms and conditions of these provisions under Florida law are met, officers, directors, employees, and agents of Village II may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act.
Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of Village II have been advised that in the opinion of the

Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.


                      LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by J. M. Walker, Attorney-At-Law.

                       LEGAL PROCEEDINGS
Village II

Village II is not involved in any legal
proceedings as of the date of this prospectus.

CapSource

CapSource is involved in two litigation matters, one in the United States and one in Mexico. The first is captioned as Blinoff v. Trailers Modernos
International, Inc. et al. The matter is in the Circuit Court for Arlington County Virginia, No.
99-92. Mexican-American-Canadian Trailer Rentals.
Inc., a predecessor of the company is a defendant in that litigation. Plaintiff seeks to recover from Trailers Modernos International, Inc. or alternatively from the company monies he lent to Trailers Modernos International, Inc. Plaintiff claims that the Trailers Modernos International, Inc. company violated the Virginia bulk sales law when it transferred certain assets to the company.
Plaintiff's litigation seeks approximately $50,000.
The company has asserted a cross-claim against Trailers Modernos International, Inc. as well as a defense on the merits. Plaintiff has failed to pursue this litigation and thus this matter is in the early stages. In our opinion, the outcome of this litigation will not have a material effect on the company.

The second matter involves collection from a former
REMEX customer, ATE Logistica, S.A. de C.V. under lease agreements originated by prior management.
Prior to current management taking control of REMEX, ATE defaulted on these lease agreements.
Upon current management taking control of REMEX, the decision was made to aggressively pursue payment. After conventional collection efforts failed, REMEX filed suit. The claim is for payment of approximately $170,000 U.S., including $30,000 lease payments and $140,000 moratorium interest charges. REMEX expects to prevail in this litigation but it is unclear as to the amount of any award as well as the ability to collect on any judgment. A loss reserve for the ATE receivable has been established as part of the restructuring when current management took control of REMEX.

           ADDITIONAL INFORMATION

We have filed with the Securities and Exchange
Commission a registration statement under the Act with respect to the securities offered hereby.
This prospectus does not contain all of the information set forth in the Registration
Statement, some parts are omitted in accordance with the Rules and Regulations of the Commission.
For further information with respect to Village II and the securities offered hereby, reference is made to the Registration Statement.

Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-
SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, DC 20549, at the Chicago Regional
Office, Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511 and the
New York Regional Office, New York, New York
10048.

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange
Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Jack
Augsback, President.

The Commission maintains a Web site --
//www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

No dealer, salesman, agent or any other person has
been authorized to give any information or to make
any representation other than those contained in
this prospectus.   If given or made, this
information or representation must not be relied
on as having been authorized by Village II or the
underwriter, if an underwriter assists in the sale
of the securities.   This prospectus does not
constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Village II since the date hereof.

                   EXPERTS
Village II

The audited financial statements included in this prospectus have been so included in reliance on the report of James E. Scheifley & Associates,
P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.

CapSource

The consolidated financial statements of CapSource
Financial, Inc. and subsidiaries as of December
31, 2000 and 1999, and for each of the years in the two-year period ended December 31, 2000, have been included herein and in this prospectus in reliance upon the report of KPMG LLP, independent accountants appearing elsewhere herein and upon the authority of said firm as experts in auditing and accounting


              INTERESTS OF NAMED
              EXPERTS AND COUNSEL

Jody M. Walker, securities attorney for Village II
owns 25,000 common shares.  The common shares are
being registered in this offering.   These
securities were issued as partial payment for services.

None of the other experts or counsel named in the prospectus are affiliated with Village II.


                   FINANCIAL STATEMENTS

Index to Financial Statements

Village II

Independent Auditor's Report dated April 30, 2000
Balance Sheet dated December 31, 2000
Statement of Operations for the year ended
December 31, 2000
Statement of Changes in Stockholders' Equity for
 the year ended December 31, 2000
Statements of Cash Flows for the year ended
 December 31, 2000
Notes to Financial Statements

Unaudited Balance Sheet dated September 30, 2001
Unaudited Statement of Operations for nine months
 ended September 30, 2001
Unaudited Statement of Changes in Stockholders'
 Equity for the six months ended September 30,
 2001
Unaudited Statements of Cash Flows for the nine
 months ended September 30, 2001
Notes to Financial Statements

CapSource

Independent Auditor's Report dated May 16, 2001
 Consolidated Balance Sheets as of September 30,
2001 (unaudited), December 31, 2000 and 1999
Consolidated Statements of Operations for the nine
 months ended September 30, 2001 and 2000
(unaudited) and years ended December 31, 2000 and
 1999
Consolidated Statements of Stockholders' Equity
(deficit) for the nine months ended September 30,
 2001 (unaudited) and years ended December 31,
 2000 and 1999
Consolidated Statements of Cash Flows for the nine
 months ended September 30, 2001 and 2000
(unaudited) and years ended December 31, 2000 and
 1999
Notes to Consolidated Financial Statements

Unaudited Pro Forma Combined Financial Statements
Unaudited Pro Forma Combined Consolidated Balance
  Sheet as of September 30, 2001
Unaudited Pro Forma Combined Consolidated
  Statements of Operations for the twelve months ended December 31, 2001

Unaudited Pro Forma Combined Consolidated
 Statements of Operations for the nine months
  ended Septeember 30, 2001
Footnotes to Unaudited Pro Forma Combined
 Consolidated Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Village II Acquisition Corporation
(A Development Stage Company)

We have audited the balance sheet of Village II
Acquisition Corporation as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the two years then. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Village
II Acquisition Corporation as of December 31,
2000, and the results of its operations and cash flows for the two years then ended, in conformity with generally accepted accounting principles.




James E. Scheifley & Associates, P.C.
Certified Public Accountants

Denver, Colorado
April 30, 2001

                Village II Acquisition Corporation
                  (A Development Stage Company)
                          Balance Sheet

                              ASSETS

                                                                    December 31,
Current assets:                                                         2000
      Total current assets                                         $        -
                                                                   ------------
Total assets                                                       $        -

                       STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                                    $        -


Stockholders' equity:
 Common stock, no par value,
  100,000,000 shares authorized, 773,000
  shares issued and outstanding                                          7,730
 Additional paid in capital                                              2,150
 Stock subscriptions receivable                                         (7,480)
 (Deficit) accumulated during
  development stage                                                     (2,400)
                                                                   -----------
                                                                             -
                                                                   -----------
                                                                   $         -



        See accompanying notes to financial statements.

           Village II Acquisition Corporation
              (A Development Stage Company)
                Statements of Operations
         Years Ended December 31, 2000 and 1999
For the Period From Inception (November 23, 1999) to December 31, 2000

                                                                  Period From
                                        Years Ended               Inception To
                               December 31,      December 31,      December 31,
                                   2000              1999              2000
 Operating expenses:
   Organization costs           $       -            $    450       $       450
   Professional fees                1,250                   -             1,250
   Administrative expenses            600                 100               700
                                    1,850                 550             2,400
                               ----------         -----------       -----------
(Loss from operations) and
   net (loss)                   $  (1,850)          $   (550)      $    (2,400)


Per share information:
 Basic and diluted (loss)
    per common share            $       -          $       -        $        -

 Weighted average shares
   outstanding                    773,000            773,000           773,000




    See accompanying notes to financial statements.

            Village II Acquisition Corporation
              (A Development Stage Company)
      Statement of Changes in Stockholders' Equity
     For the Years Ended December 31, 2000 and 1999

                                                  Deficit
                                                Additional         Accumulated           Unpaid
                         Common     Stock         Paid-in       During Develop-          Stock          Unearned
ACTIVITY                 Shares     Amount        Capital          ment Stage        Subscriptions      Services        Total
Shares issued for cash
  December 1999 @ $.01   748,000  $  7,480        $    -          $  (7,480)           $    -                         $    -

Shares issued for services
  December 1999 @ $.01    25,000       250             -                  -             (250)                              -

Capital contribution by
   officer                     -         -           550                  -                -                   -         550

Net (loss) for the period
 ended December 31, 1999       -         -             -               (550)               -                   -       (550)

                        --------   -------       -------            -------         --------            --------    -------
Balance, December
   31, 1999              773,000     7,730           550              (550)           (7,480)               (250)         -

Amortize unearned
    services                  -          -             -                 -                 -                 250        250

Capital contribution
    by officer                -          -         1,600                 -                 -                   -      1,600

Net (loss) for the period
 ended December 31, 2000      -          -             -            (1,850)                -                   -     (1,850)

                       --------   --------       -------           -------          --------            --------    -------
Balance, December
   31, 2000             773,000   $  7,730       $ 2,150           $(2,400)        $(7,480)              $     -     $    -

    See accompanying notes to financial statements.

             Village II Acquisition Corporation
                (A Development Stage Company)
                  Statements of Cash Flows
           Years Ended December 31, 2000 and 1999
For the Period From Inception (November 23, 1999) to December 31, 2000

                                                                  Period From
                                            Years Ended          Inception To
                                December 31,     December 31,     December 31,
                                    2000             1999             2000
Net income (loss)                   $   (1,850)      $     (550)      $   (2,400)
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
  Services provided as capital
   contribution                          1,850               550           2,400
                                     ---------       -----------      ----------
  Total adjustments                      1,850               550           2,400
  Net cash provided by (used in)
   operating activities                      -                 -               -
                                     ---------       -----------      ----------
Increase (decrease) in cash                  -                 -               -
Cash and cash equivalents,
 beginning of period                         -                 -               -
                                    ----------        ----------      ----------
Cash and cash equivalents,
 end of period                        $      -         $       -        $      -





      See accompanying notes to financial statements.

             Village II Acquisition Corporation
                (A Development Stage Company)
                  Statements of Cash Flows
           Years Ended December 31, 2000 and 1999
For the Period From Inception (November 23, 1999) to December 31, 2000

                                           Year              Year          Period From
                                           Ended             Ended          Inception To
                                       December 31,      December 31,      December 31,
                                           2000              1999              2000
Supplemental cash flow information:
   Cash paid for interest               $       -         $       -         $       -
   Cash paid for income taxes           $       -         $       -         $       -





      See accompanying notes to financial statements.

Village II Acquisition Corporation
(A Development Stage Company)
Notes to Financial Statements
December 31, 2000


Note 1. Organization and Summary of Significant
Accounting Policies.

The Company was incorporated in Florida on November
23, 1999. The Company's activities to date have been limited to organization and capital formation.
The Company has not chosen its principal business activity. The Company has chosen December 31st as the end of its fiscal year.


     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.
Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.
Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance
Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation
The Company adopted Statement of Financial
Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock
Issued to Employees. Stock based compensation paid by the Company during the period ended December 31, 2000 is disclosed in Note 2.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement and therefore the reported net loss is equivalent to comprehensive net loss.

In March 1998, the American Institute of Certified
Public Accountants issued Statement of Position 98-
1, Accounting for the Costs of Computer Software
Developed or Obtained for Internal Use ("SOP 98-
1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted
SFAS No. 131, Disclosures about Segments of an
Enterprise and Related Information ("SFAS 131").
SFAS 131 superseded SFAS No. 14, Financial
Reporting for Segments of a Business Enterprise.
SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position.
To date, the Company has not operated in any planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers'
Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No.
87, Employers' Accounting for Pensions, and SFAS
No. 106, Employers' Accounting for Post-retirement
Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards
Board issued SFAS No. 133, Accounting for
Derivative Instruments and Hedging
Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999.
SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value.
Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified
Public Accountants issued Statement of Position 98-
5 - Reporting on the Costs of Start-Up Activities.
The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred. The
Company adopted the statement upon its inception and has charged $450 of organization costs to expense during the period ended December 31, 2000.

Note 2.  Stockholders' Equity.

During December 1999, the Company issued an aggregate of 830,000 shares of its common stock to a limited group of investors for cash aggregating
$8,300 in private sale transactions. The shares were sold at a price of $.01 per share. The
Company had not received proceeds from the sale of the shares as of the date of these financial statements and had classified the stock subscriptions receivable there from as a reduction of stockholders' equity.

During December 1999 the Company agreed to issue
25,000 shares of its common stock as partial compensation to be paid to an attorney for future services. The fair value of the stock issued was based upon the price paid by the initial shareholders ($.01 per share). The Company has classified the prepaid expense as a reduction of stockholders' equity as the services were unearned as of December 31, 1999. The unamortized services were charged to expense during the year ended
December 31, 2000.

Additionally, an officer provides office services to the Company that were valued at $600 and $100 for the years ended December 31, 2000 and 1999, respectively. Additionally, the officer paid $450 of organization expenses in behalf of the Company during the period ended December 31, 1999 and has paid professional fees of $1,000 for the year ended
December 31, 2000 in behalf of the Company. The officer does not expect repayment of the expenses paid and the Company is not obligated to make such repayment, therefore, the Company has recorded the expenses as a contribution to its capital by the officer.

Note 3. Commitments and contingencies

The Company neither owns nor leases any real or personal property. An officer of the Company provides office services and the costs thereof are included in administrative expenses. The fair value of such costs has been estimated to be approximately $50 per month and have been reflected in the accompanying financial statements.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.
The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the years ended December 31, 2000 and 1999 as a result of operating losses. The Company has a net operating loss carryforward at December 31, 2000 of approximately $2,400 that will expire is unused $550 in 2019 and $1,850 in 2020. The
Company has fully reserved the deferred tax asset
(approximately $360) that would arise from the loss carryforward since it is more likely than not that the Company will not sustain a level of operations that will provide sufficient taxable income to utilize the loss to reduce taxes in future periods. The reserve increased by $275 during the year ended December 31, 2000.

                Village II Acquisition Corporation
                  (A Development Stage Company)
                          Balance Sheet
                           (Unaudited)

                              ASSETS

                                                                    September 30,
Current assets:                                                         2001

      Total current assets                                         $       -
                                                                   ---------
Total assets                                                       $       -

                       STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                                    $       -


Stockholders' equity:
 Common stock, no par value,
  100,000,000 shares authorized, 773,000
  shares issued and outstanding                                        7,730
 Additional paid in capital                                            3,600
 Stock subscriptions receivable                                       (7,480)
 (Deficit) accumulated during
  development stage                                                   (3,850)
                                                                   ---------
                                                                           -
                                                                   ---------
                                                                   $       -



        See accompanying notes to financial statements.

           Village II Acquisition Corporation
              (A Development Stage Company)
                Statements of Operations
        Nine Months Ended September 30, 2001 and 2000
For the Period From Inception (November 23, 1999) to June 30, 2001
                       (Unaudited)

                                                                          Period From
                                                  Nine Months Ended       Inception To
                                             September 30,  September 30, September 30,
                                                    2001           2000        2001
 Operating expenses:
   Organization costs                          $       -      $       -     $       450
   Professional fees                               1,000          1,000           2,250
   Administrative expenses                           450            450           1,150
                                               ---------     ----------      ----------
                                                   1,450          1,450           3,850
                                               ---------     ----------      ----------

(Loss from operations) and net (loss)          $  (1,450)     $  (1,450)     $  (3,850)


Per share information:
 Basic and diluted (loss) per common share     $   (0.00)     $   (0.00)     $   (0.00)

 Weighted average shares outstanding             773,000        773,000        773,000


    See accompanying notes to financial statements.

        Village II Acquisition Corporation
         (A Development Stage Company)
          Statements of Cash Flows
    Nine Months Ended September 30, 2001 and 2000
For the Period From Inception (November 23, 1999)
              to September 30, 2001
                   (Unaudited)

                                                                   Period From
                                    Nine Months Ended              Inception To
                               September 30,     September 30,     September 30,
                                   2001             2000              2001

Net income (loss)                 $   (1,450)      $   (1,450)      $   (3,850)
  Adjustments to reconcile
   net income to net cash
   provided by operating activities:
  Services provided as
   capital contribution                1,450            1,450            3,850
                                  ----------       ----------       ----------
  Total adjustments                    1,450            1,450            3,850
                                  ----------       ----------       ----------
  Net cash provided by (used in)
   operating activities                    -                -                -
                                  ----------       ----------       ----------
Increase (decrease) in cash                -                -                -

Cash and cash equivalents,
 beginning of period                       -                -                -
                                  ----------       ----------       ----------
Cash and cash equivalents,
 end of period                     $       -        $       -        $       -



      See accompanying notes to financial statements.

Village II Acquisition Corporation
Notes to Financial Statements

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation 10-SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended December 31, 2000 included elsewhere herein.

Basic loss per share was computed using the weighted average number of common shares outstanding.

During the nine months ended September 30, 2001, an officer of the Company paid certain administrative expenses in behalf of the Company aggregating $1,450. The Company is not obligated to repay the advances and has treated the advances as a contribution of capital by the officer.

Independent Auditors' Report

The Board of Directors
CapSource Financial, Inc.:

We have audited the accompanying consolidated balance sheets of CapSource Financial, Inc. and subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CapSource Financial, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Boulder, Colorado
May 16, 2001

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
September 30, 2001, December 1, 2000 and 1999

                                               Unaudited                December 31,
                                               ---------           --------------------
Assets                                    September 30, 2001         2000         1999
                                             ------------          --------     -------
Current assets:
  Cash and cash equivalents                  $   44,000           482,569        93,612
  Rents and receivables, net of allowance for
  doubtful accounts of $78,000, $78,000, and
  $72,000 in 2001, 2000 and 1999 respectively   160,023           124,905        62,069
  Mexican value added taxes receivable          271,106           155,000       261,000
  Inventory                                     477,423                 -             -
  Other current assets                          110,490            69,046             -
                                             ----------          --------       -------
           Total current assets               1,063,042           831,520       416,681

Trailer and semi-trailer equipment, net       2,205,811         1,610,262     1,307,689
Vehicles, net                                    51,761                 -             -
Furniture and computer equipment, net            62,284            10,635         9,058
                                             ----------         ---------      --------
            Net equipment                     2,319,856         1,620,897     1,316,747
Other assets                                      8,054             2,128         5,904

          Total assets                      $ 3,390,952         2,454,545     1,739,332
                                            ===========        ==========     =========
Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
  Accounts payable and accrued expenses     $   185,870            72,409       146,864
  Deposits and advance payments                  69,914            38,350        20,555
                                            -----------        ----------     ---------
         Total current liabilities              255,784           110,759       167,419

                                            -----------        ----------     ---------
Long Term Liabilities:
  Convertible notes payable, net of discount    177,048                 -             -
  Payable to stockholder, net of discount
     in 2001                                  1,026,570                 -       382,274
                                            -----------        ----------     ---------
    Total Long Term Liabilities               1,203,618                 -       382,274
                                            -----------        ----------     ---------
    Total Liabilities                         1,459,402           110,759       549,693
                                            -----------        ----------     ---------

Stockholders' equity (deficit):
  Common stock, $.01 par value. Authorized
    10,000,000 shares; issued and outstanding
    6,965,242, 6,776,962 and 4,956,643
    shares in 2001, 2000 and 1999
    respectively                                69,652            67,770         49,566
  Additional paid-in capital                 5,320,855         4,784,497      3,007,424


  Accumulated deficit                       (3,458,957)       (2,508,481)    (1,867,351)
                                            ----------        ----------     ----------
        Total stockholders' equity           1,931,550         2,343,786      1,189,639
                                            ----------        ----------     ----------
        Commitments and Contingencies
        Total liabilities and stockholders'
           equity                           $3,390,952         2,454,545     1,739,332
                                            ==========         =========    ==========

See accompanying notes to consolidated financial statements.

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations

                                        Unaudited
                                   ------------------------    ----------------------
                              Nine months ended September 30,  Year ended December 31,
                                      2001        2000           2000           1999
                                 ------------------------      ----------------------
Revenues                         $  481,026    $  300,336     $  402,521    $  307,668

Costs and expenses:
  Depreciation and direct costs
    of trailers under operating
    leases                          403,193       235,799        330,794       260,352
  Selling, general and admini-
    strative expenses               919,510       468,285        685,633       635,316
                                  ---------      --------       --------      --------
         Total cost and expenses  1,322,703       704,084      1,016,427       895,668
                                  ---------      --------      ---------      --------
         Operating loss            (841,677)     (403,748)      (613,906)     (588,000)
                                  ---------      --------      ---------      --------
Other income (expense):
  Interest expense                  (76,753)      (32,766)       (55,929)      (77,675)
  Foreign exchange gains
   (losses), net                    (16,610)        4,301        (12,761)      104,156
  Other income                      (15,436)          713         41,466         4,490
                                  ---------       -------       --------      --------
     Total other income
    (expense), net                 (108,799)      (27,752)       (27,224)       30,971
                                  ---------      --------      ---------      --------
        Net loss                 $ (950,476)     (431,500)      (641,130)     (557,029)
                                ===========     =========      =========      ========
Net loss per basic
   and diluted share             $   ( 0.14)       ( 0.09)       (  0.13)        (0.19)
                                ===========      ========      =========      ========
Weighted average shares
   outstanding - basic
   and diluted                    6,952,838     5,056,822      5,064,125     2,944,802
                                 ==========     =========      =========     =========

See accompanying notes to consolidated financial statements.

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Consolidated Statements of
Stockholders' Equity (Deficit)
Nine months ended September 30, 2001
and years ended December 31, 2000 and
1999

                                                                 Common       Additional
                                         Common Stock             stock         paid-in
                                    Shares        Amount        subscribed      capital
                                  ---------    ---------        ----------   -----------
Balance at December 31, 1998        411,227        4,112                -      835,201

Conversion of payable to stockholder
   to common stock                4,266,684       42,667                -    2,090,674
Common stock issued for cash         22,222          222                -       49,778
Common stock issued for services    256,510        2,565                -       31,771
Net loss                                  -            -                -            -
                                  ---------     --------        ---------   ----------

Balance at December 31, 1999      4,956,643       49,566                -    3,007,424

Conversion of payable to stockholder
  to common stock                 1,409,637       14,096                -    1,395,541
Common stock issued for cash        410,682        4,108                -      381,532
Net loss                                  -            -                -            -
                                  ---------     --------        ---------   ----------

Balance at December 31, 2000      6,776,962       67,770                -    4,784,497

Common stock issued for
   cash (unaudited)                 188,280        1,882                -      216,398
Warrants issued for services
   (unaudited)                            -            -                -       29,000
Discount on convertible notes
  payable and payable to
  stockholder from beneficial
  conversion                              -            -                -      290,960
Net loss (unaudited)                      -            -                -            -
                                  ---------    ---------        ---------   ----------
Balance at September 30,
   2001 (unaudited)               6,965,242   $   69,652                -    5,320,855
                                  =========   ==========        =========   ==========

See accompanying notes to consolidated financial statements.

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity
   (Deficit) continued
Nine months ended September 30, 2001 (unaudited) and years ended December 31, 2000 and 1999

                                                          Total             Stockholders'
                                                       Accumulated               equity
                                                          Deficit               (deficit)
                                                      -------------         -------------
Balance at December 31, 1998                           (1,310,322)            (471,009)

Conversion of payable to stockholder
   to common stock                                             -              2,133,341
Common stock issued for cash                                   -                 50,000
Common stock issued for services                               -                 34,336
Net loss                                               (  557,029)             (557,029)
                                                      -----------            ----------
Balance at December 31, 1999                           (1,867,351)            1,189,639

Conversion of payable to stockholder
   to common stock                                              -             1,409,637
Common stock issued for cash                                    -               385,640
Net loss                                               (  641,130)             (641,130)
                                                      -----------           ----------
Balance at December 31, 2000                           (2,508,481)            2,343,786

Common stock issued for cash                                    -               218,280
Warrants issued for services
   (unaudited)                                                  -                29,000
Discount on convertible notes
  payable and payable to stockholder
  from beneficial conversion                                    -               290,960
Net loss (unaudited)                                   (  950,476)             (950,476)
                                                       ----------             ---------

Balance at September 30, 2001 (unaudited)              (3,458,957)            1,931,550
                                                       ==========             =========

See accompanying notes to consolidated financial statements.

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
                                        Unaudited
                                    Nine months ended Sept. 30,   Year ended December 31,
                                          2001         2000       2000              1999
                                    --------------------------    -----------------------
Cash flows from operating activities:
Net loss                             $    (950,476)  (431,500)   (641,130)     (557,029)
Adjustments to reconcile net loss to
  net cash used in operating activities:
  Provision for doubtful accounts                -          -       6,000        72,048
  Depreciation and amortization            281,461    182,961     258,745       223,188
  Loss on disposal of equipment             22,548          -           -             -
  Common stock issued for services               -          -           -        34,336
  Warrants issued for services (unaudited)  29,000          -           -             -
  Accretion of discount on convertible
    notes payable and payable to
    stockholder                             27,693          -           -             -
  Changes in operating assets and liabilities:
    Rents and receivables                 (151,224)   (24,239)     37,164      (162,468)
    Inventory                             (477,423)         -
    Other current assets                   (41,444)   (18,644)    (69,046)            -
    Accounts payable and accrued expenses  113,461    (85,794)    (74,455)      (46,668)
    Deposits and advance payments           31,564     (1,295)     17,795        16,405
    Other assets                            (5,926)     3,737       3,776        (4,119)
                                      -------------  ---------  ---------      --------
  Net cash used in operating activities (1,120,766)  (374,774)   (461,151)     (424,307)
                                       ------------  ---------   ---------     --------
Cash flows from investing activities:
  Purchase of trailer and semi-trailer
      equipment                         (1,006,980)  (239,744)   (560,122)     (447,856)
  Purchase of vehicles                     (56,892)         -           -             -
  Purchases of furniture and
      computer equipment                   (59,664)    (2,232)     (2,773)       (5,785)
  Disposal of equipment                    120,568          -           -             -
                                        ----------  ---------   ---------     ---------
  Net cash used in investing activities (1,002,968)  (241,976)   (562,895)     (453,641)
                                        ----------  ---------   ---------     ---------
Cash flows from financing activities:
  Proceeds from payable to stockholder   1,466,885    449,178   1,027,363       900,832
  Proceeds from issuance of common stock   218,280     85,640     385,640        50,000
                                        ----------  ---------   ---------     ---------
     Net cash provided by financing
         activities                      1,685,165    534,818   1,413,003       950,832
                                        ----------  ---------   ---------     ---------
    Net increase (decrease) in cash and
         cash equivalents                 (438,569)   (81,932)    388,957        72,884

Cash and cash equivalents at the
      beginning of the period              482,569     93,612      93,612        20,728
                                        ----------  ---------   ---------     ---------
Cash and cash equivalents at the
      end of the period                  $  44,000     11,680     482,569        93,612
                                        ==========  =========  ==========    ==========

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows continued

Supplemental disclosure of non-cash investing and financing activities:

Conversion of payable to stockholder
  to common stock                  $        -     85,640     1,409,637    2,133,341

Cash paid for interest             $    8,316          -             -            -
                                   ==========  =========    ==========   ==========

See accompanying notes to consolidated financial statements.

CapSource Financial, Inc.
Notes to Consolidated Financial Statements

(1)  Summary of Significant Accounting Policies
(a)  Nature of Operations
CapSource Financial, Inc. (CapSource or the
Company) is a Colorado corporation with its principal place of business in Boulder, Colorado.
CapSource is a holding company that leases and rents a fleet of dry van and stainless steel tank truck trailers through operating leases in Mexico through its wholly-owned Mexican subsidiaries,
Rentas y Remolques de Mexico, S.A. de C.V. and
Opciones Integrales de Arrendamiento S.A. de C.V.
In addition, CapSource sells and distributes dry vans and truck-trailers through its 80% owned subsidiary Remolques y Sistemes Aliados de
Transportacion, S.A. de C.V. and its related service company Operador de Servicios
Administrative Integrales, S.A. de C.V.  The
Company operates in one segment, the leasing and selling of trailers, and all operations are in Mexico.

(b) Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United
States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

(c) Principles of Consolidation
The consolidated financial statements include the
financial statements of CapSource and its four
wholly-owned subsidiaries and its majority owned
subsidiary.  All significant intercompany
balances and transactions have been eliminated in
consolidation.   Minority interest is recorded
for other stockholders' ownership interests in majority-owned subsidiaries of CapSource.

(d) Unaudited Interim Consolidated Financial
Information
The accompanying consolidated financial
statements as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000 have been prepared by the Company without audit.
Certain information and footnote disclosures normally accompanying financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations. All adjustments necessary for a fair presentation of the results of operations for the periods presented have been made and are of a normal and recurring nature. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

(e)  Cash and Cash Equivalents
Cash and cash equivalents include demand deposits and highly liquid investments with original maturities of three months or less.

(f)  Mexican Value Added Tax Receivable
Mexican value added tax receivable is the excess of the value added tax paid versus the value added tax collected which the Company is in the process of collecting as a normal value added tax refund from the Mexican government.

(g)  Inventory
Inventory represents trailers purchased for resale and are recorded at the lower of cost or market on a first-in first-out basis.

(h)  Equipment
Equipment is recorded at cost. Trailer and semi-trailer equipment is depreciated on a straight-line basis over the estimated useful life of seven years. Vehicles are depreciated on a straight-line basis over the estimates useful life of three years. Furniture and computer equipment is depreciated on a straight-line basis over the estimated useful life ranging from three to ten years.

(i)  Income Taxes
The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j) Earnings Per Share
Unaudited

                              Unaudited
                           Nine months ended       Year Ended
                             September 30,         December 31,
                            2001       2000       2000      1999
                            ----       ----       ----      ----
Net loss                 $(950,476)  (431,500)  (641,130)  (557,029)
                         ----------  ---------  ---------  --------
Common and common
  equivalent shares outstanding:

Historical common
  equivalent shares
  outstanding            6,776,962  4,956,643  4,956,643    411,227
Weighted average common
  shares issued during
  period
                           175,876   100,179    107,482  2,533,575

Weighted average common
  shares issued - basic
  and diluted
                         6,952,838  5,056,822  5,064,125  2,944,802

Loss per basic and
  diluted share
                        $   (0.14)      (0.09)     (0.13)    (0.19)

Basic loss per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted earnings
(loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding increased for potentially dilutive common shares outstanding during the period. The dilutive effect of equity instruments is calculated using the treasury stock method.

Warrants to purchase 440,000, 130,000, 255,000
and 130,000 common shares as of September 30, 2001, September 30, 2000, December 31, 2000 and
December 31, 1999, respectively, were excluded from the treasury stock calculation because they were anti-dilutive.

(k)	Equipment Leasing
Lease Accounting - Statement of Financial
Accounting Standards No. 13, Accounting for
Leases, requires that a lessor account for each lease by either the direct financing, sales-type
(collectively capital leases), or operating lease method. Direct financing and sales-type leases are defined as those leases that transfer substantially all of the benefits and risks of ownership of the equipment to the lessee. The
Company's leases are classified as operating leases for all of the Company's leases and for all lease activity as the lease contracts do not satisfy the criteria to be recognized as capital leases. For all types of leases, the determination of return on investment considers the estimated value of the equipment at lease termination, referred to as the residual value.

The Company's accounting methods and their financial reporting effects are as follows:

Operating Leases - The cost of equipment is recorded as equipment and is depreciated on a straight-line basis over the estimated useful life of the equipment. Leasing revenue consists principally of monthly rentals and related charges due from lessees. Leasing revenue is recognized when due from lessees. Deposits and advance rental payments are recorded as a liability until repaid or earned by the Company.
Operating lease terms range from month-to-month rentals to five years. Initial direct costs
(IDC) are capitalized and amortized over the lease term in proportion to the recognition of rental income. Depreciation expense and amortization of IDC are recorded as leasing costs in the accompanying consolidated statements of operations. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease period) as determined by the Company. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee.

(l) Allowance for Impairment
An allowance for impairment is maintained at levels determined by management to adequately provide for any other than temporary declines in asset values. In determining impairment, economic conditions, the activity in used equipment markets, the effect of actions by equipment manufacturers, the financial condition of lessees, the expected courses of action by lessees with regard to leased equipment at termination of the initial lease term, and other factors which management believes are relevant, are considered. Recoverability of an asset's value is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If a loss is indicated, the loss to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Asset dispositions are recorded upon the termination or remarketing of the underlying assets. Assets are reviewed annually to determine the adequacy of the allowance for impairment.

(m) Foreign Exchange Translation
The financial statements of the Company's Mexican
subsidiaries where the U.S. dollar is the
functional currency and which have certain
transactions denominated in the local currency
are remeasured into the U.S. dollar.   The
remeasurement of the local currency into U.S.
dollars creates translation adjustments which are included in other income (expense).

(n) Stock-Based Compensation
The Company has adopted Statement of Financial
Accounting Standards No. 123, Accounting for
Stock-Based Compensation (SFAS No. 123). As permitted under this standard, the Company has elected to follow Accounting Principles Board
Opinion No. 25, Accounting for Stock Issued to
Employees (APB 25), in accounting for its stock options and other stock-based employee awards.

(2) Liquidity
The Company plans to raise capital through the sale of common stock through a private placement, which is in process as of September 30, 2001, as well as a public offering scheduled to take place during the first half of 2002. If private placement and/or public offering do not take place or if they are under subscribed, management of the Company may seek additional funding from existing stockholders. These stockholders have expressed the willingness and ability to contribute additional capital, if necessary.
However, no financing agreements have been formalized.

Management believes that the cash to be received from the future sale of the Company's common stock to existing stockholders plus cash expected to be generated from operations would be sufficient to fund operations through December
31, 2001 and satisfy obligations as they become due.

(3)Equipment
At September 30, 2001, December 31, 2000 and
1999, equipment consisted of the following:

                                          unaudited
                                            2001          2000          1999
                                            ----          ----          ----
Trailer and semi-trailer equipment       $2,913,357     2,208,816   1,650,583
Vehicles                                     56,892             -           -
Furniture and computer equipment             74,767        17,831      15,058
                                         ----------     ----------  ---------
                                          3,045,016     2,226,647   1,665,641
Less accumulated depreciation              (725,160)     (605,750)   (348,894)
                                           ---------   ----------   ---------
                                         $2,319,856     1,620,897   1,316,747

(4)Future Minimum Rental Income
Future minimum lease payments receivable from
noncancelable operating leases on equipment as of
September 30, 2001 and December 31, 2000 are as
follows:
             unaudited
                2001        2000
                ----        ----
2001       $  172,496      370,680
2002          582,654      322,770
2003          527,664      253,805
2004          371,569       73,680
2005          307,464            -
Thereafter     91,485            -
              -------     --------
           $2,053,332    1,020,935

 (5)Significant Customers
All of the Company's customers are located in Mexico but the leases are denominated in U.S.
dollars.  During the nine months ended September
30, 2001 and the years 2000 and 1999, rental income from customers who represent 10% or greater of rental income are as follows:

                                unaudited
                              September 30,         December 31,
                                 --------          ------------
Customer                          2001          2000         1999
                                 -----          -----        ----
Customer A                     $  88,664      128,100       65,900
Customer B                        63,268      106,770       70,120
Customer C                             -       42,325       60,750
Customer D                        54,674            -            -
Customer E                        20,900       36,450            -
Customer F                       102,624            -            -
Customer G                        69,399            -            -

(6)  Convertible Notes Payable

Notes payable at September 30, 2001 consists of The following:


Convertible notes payable with unpaid principal and accrued interest payable on the following due dates at the following rates:

Due May 7, 2003 at 12% per annum        $193,734
Due August 14, 2003 at 12% per annum      53,279
                                        --------
                                         247,013

Discount on convertible notes payable    (69,965)
                                        --------
                                        $177,048
                                        ========

The convertible notes payable due May 7, 2003 and
August 14, 2003 are immediately convertible at
75% of the market price (as defined in the
agreement) of common stock on the date of
conversion.  This beneficial conversion feature
has been valued in accordance with EITF 98-5,
Accounting for Convertible Securities with
Beneficial Conversion Features or Contingently
Adjustable Conversion Ratios (EITF 98-5) and EITF
00-27, Application of Issue No. 98-5 to Certain
Convertible Instruments (EITF 00-27) at the
intrinsic value at the commitment date.   The
beneficial conversion feature is recorded as an increase to additional paid-in capital and a discount on the related debt which is accreted from the commitment date to the stated maturity date of the debt using the effective interest method.

(7)  Payable to Stockholder
Payable to stockholder at September 30, 2001,
December 31, 2000 and 1999 consists of the following:

                                                unaudited
                                                  2001        2000          1999
                                                  ----        ----          ----
Unsecured notes payable to stockholder with
unpaid principal and accrued interest payable on
the following due date at the following rate:

Due June 4, 2002 at 12% per annum            $  524,467         -              -

Convertible notes payable to stockholder with unpaid principal and accrued interest payable on the following due dates at the following rates:

Due September 1, 2001 at 8.25% per annum              -         -        382,274
Due November 30, 2005 at 9.25% per annum        695,405         -              -
                                            -----------   -------       --------
                                              1,219,872         -        382,274
Discount on payable to stockholder             (193,302)        -              -
                                            -----------   -------       --------
                                            $ 1,026,570         -        382,274
                                            ===========   =======       ========

The convertible note payable due September 1,
2001 is secured by all trailer and semi-trailer
equipment and is convertible to common stock of
the Company at a conversion price of $.50 per
common share.   The convertible note payable due
November 30, 2005 is immediately convertible to common stock of the Company at a conversion price of $1.00 per common share. This beneficial conversion feature has been valued in accordance with EITF 98-05 and EITF 00-27 at the intrinsic value at the commitment date as an increase to additional paid-in capital and a discount on the related debt which is accreted from commitment date to the stated maturity date of the debt using the effective interest method. In 2000, debt of $1,344,174 plus accrued interest of $65,463 was converted to common stock. In 1999, debt of $1,980,587 plus accrued interest of $152,754 was converted to common stock.

(8) Income Taxes
Income tax (expense) benefit for the years ended
December 31, 2000 and 1999 differed from the amounts computed by applying an income tax rate of 34% to pretax loss as a result of the following:

                                                  2000             1999
                                                 -----             ----
Computed expected tax benefit                  $ 217,984         189,390
Reduction (increase) in income taxes
   resulting from:
       State and local taxes, net of federal
           benefit and other                      82,667          54,533
Increase in valuation allowance                 (300,651)       (243,923)
                                                 -------        --------
         Income Tax Benefit                     $      -               -
                                                ========         =======

The tax effect of temporary differences
  that give rise to significant portions
  of the deferred tax assets at December 31, 2000 and 1999 are presented below:

                                                  2000                 1999
                                                  ----                 ----
Deferred tax assets:
   Allowance for doubtful accounts               $26,447               24,496
   Accrued expenses                                8,476                5,381
   Net operating loss carryforwards            1,036,088              746,533
                                               ---------             --------
       Total gross deferred tax assets         1,071,011              776,410
                                              ----------              -------
Less valuation allowance                      (1,071,011)            (776,410)
                                               ---------              -------
       Net deferred tax assets                 $       -                    -
                                               =========              =======

Deferred tax assets are fully offset by a valuation allowance. As of December 31, 2000 and 1999, the Company has net operating loss carryforwards for U.S. and Mexico federal income tax purposes of approximately $3,000,000 which are available to offset future federal taxable income and expire starting in 2002 through 2020.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Due to historical losses, realization of tax assets is not assured and, accordingly, management has recognized a valuation allowance for all deferred income tax assets.

(9)  Common and Preferred Stock
On May 26, 1999, a 10 to 1 reverse stock split was approved by the Company's stockholders. All share amounts have been adjusted to give effect to the 10 to 1 reverse stock split.

The Company has authority to issue different classes of common stock and preferred stock up to a total of 10,000,000 shares. At September 30, 2001 and December 31, 2000, no shares of preferred stock or other classes of common stock have been issued.

The Company issued warrants to directors to purchase, 125,000 and 130,000 shares of common stock at an exercise price of $1.10 and $5.00 per share in December 2000 and June 1999, respectively. The warrants are immediately exercisable and have a five year life. The
Company applies APB 25 in accounting for stock options and awards and, accordingly, no compensation expense has been recorded as the exercise price of the warrants was at or above the then fair value at the issue date.

Had the Company determined compensation cost for the warrants pursuant to the fair value based accounting method consistent with the provisions of SFAS No. 123, pro forma net loss would have been $659,000 and $580,000 in 2000 and 1999, respectively. The fair value of each warrant of $.14 is estimated on the grant date using the Black-Scholes option pricing model with the following assumptions: no dividend yield, expected volatility of 0%, weighted average risk-free rate of 5.0% and weighted average expected lives of five years.

In April 2001, in conjunction with a private placement offering to sell its common stock, the Company issued 20,000 A Warrants and 20,000 B
Warrants to purchase one share of common stock for each Warrant. Each A Warrant is exercisable immediately and for a period of two years from the date of issue, at $2.50. Each B Warrant is exercisable immediately and for a period of five years from the date of issue, at $5.00. The
Warrants are callable by the Company at $.05 each. The A Warrants are callable after one year and the B Warrants are callable after two years.

Also during 2001, the Company issued 20,000
warrants to a consultant and 125,000 warrants to
a member of the board of directors for services
rendered.   These warrants are to purchase common
stock at $1.10 per share.   Compensation expense
of $29,000 has been recorded for these warrants at the fair value of the services received by the Company or for the intrinsic value amount the exercise price of the warrants is below the fair value of the Company's common stock at the issue date.

(10) Commitments and Contingencies
The Company leases office space under
noncancelable operating leases. The leases contain renewal options and provide for annual escalation for utilities, taxes and service costs. Rent expense was $35,121, $16,837 and $16,400 for the nine months ended September 30, 2001 and the years ended, December 31, 2000 and 1999, respectively.

Minimum future rental payments required under these leases are as follows:

Year ending December 31:
2001 (unaudited)         $10,782
2002                      24,793
2003                      28,512
                          ------
                         $64,087
                         =======
Effective July 1, 2000 the Company adopted an
Employee Compensation Plan.  Under this plan,
"Operating Managers" shall receive cash
incentives up to 1.5% of revenue to be shared among those employees responsible for lease origination and lease financing. "Executive
Managers" are to receive the bulk of their incentives in stock options. Executive managers will receive stock options based on attaining predetermined financing goals and upon completion of transactions relating to strategic partnerships. A pool of 550,000 shares of common stock has been reserved for this incentive stock option plan. The exercise price of the options will be 110% of the fair value of the Company's common stock at the date of issuance. As of September 30, 2001, no options have been issued under the Plan.

(11) Fair Value of Financial Instruments
The carrying amounts of cash, rents receivable, other receivables, inventory, other current assets, accounts payable and accrued expenses and deposits and advance payments approximate fair value because of the short maturity of these instruments.

The carrying amounts of the payable to
stockholder and convertible notes payable approximate fair value (before discount) because the interest rates are based on currently offered rates by lending institutions for similar debt instruments of comparable maturities.

(12) Formation of RESALTA
CapSource formed RESALTA, an 80% owned subsidiary
in April 2001.   This subsidiary was formed to
sell tractor trailers and related equipment,
initially under an agreement negotiated between
CapSource and Hyundai Precision America, Inc.,
which provides RESALTA with the exclusive right
to market and sell tractor trailers and related
equipment in Mexico.   This agreement with
Hyundai is a four-year contract which, in order to maintain the contract, requires a minimum purchase of tractor trailers each year in order to maintain the exclusivity of the agreement.
The minimum number of trailers required to be purchased escalates each year of the contract.
The minority interest stockholder of RESALTA can convert his ownership interest in RESALTA into common stock of the Company after the first year of the Hyundai agreement based on the number of trailers sold under the Hyundai agreement.

(13) Related Party Transactions
A partnership, which is also a stockholder, provides consulting services to the Company.
Expenses relating to these services were $0, $0 and $88,061 for the nine months ended September
30, 2001 and the years ended December 31, 2000 and 1999, respectively.

CapSource Financial, Inc. and Subsidiaries

 Unaudited Pro Forma Combined Consolidated
Financial Statements

The unaudited pro forma information set forth below gives effect to the merger of CapSource
Financial, Inc. (CapSource) into Village II
Acquisition Corporation (Village II) as if it had been completed on January 1, 2000 for purposes of the statements of operations, and as if it had been completed on September 30, 2001 for balance sheet purposes. The pro forma combined consolidated financial statements are derived from the historical financial statements of CapSource and Village II.

Pursuant to accounting principals generally accepted in the United States of America, CapSource is deemed to be the acquiring enterprise for financial reporting purposes.
CapSource will account for the merger under the purchase method of accounting. Accordingly,
CapSource will establish a new basis for Village
II's assets and liabilities based upon the fair values thereof. The purchase accounting adjustments made in connection with the development of the pro forma combined consolidated financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and costs savings that may be achieved with respect to the combined companies nor any adjustments to expenses for any future operating changes. Upon the closing of the merger, CapSource may incur integration related expenses not reflected in the pro forma financial statements such as operational realignment. The following pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on the dates discussed above.

CapSource is unaware of events, other than those disclosed in the pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made upon completion of the merger. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the merger takes place.

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Unauditd Pro Forma Combined Consolidated
           Balance Sheet
September 30, 2001

                                         Historical (1)   Pro Forma       Pro Forma
Assets                             Capsource   Village II Adjustments     Combined
Current assets:
 Cash and cash equivalents         $ 44,000                                  44,000
 Rents and receivables, net of
   allowance for doubtful accounts
   of $78,000, $78,000 and $72,000
   in 2001, 2000 and 1999
   respectively                    160,023                                  160,023
 Mexican value added tax
   Receivables                     271,106                                  271,106
 Inventory                         477,423                                  477,423
 Other current assets              110,490                (62,500)(5)        47,990
                                                  ----------        --------        ---------            --------------
Total current assets             1,063,042          -     (62,500)(5)     1,000,542

Trailer and semi-trailer
   equipment, net                2,205,811                                2,205,811
Vehicles, net                       51,761                                   51,761
Furniture and computer
  equipment, net                    62,284                                   62,284
                                ----------     ------     -------         ---------
Net equipment                    2,319,856          -           -         2,319,856

Other assets                         8,054                                    8,054
                                ----------     ------     -------         ---------
Total assets                    $3,390,952          -     (62,500)(5)     3,328,452
                                ==========     ======     =======         =========

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
 Accounts payable and accrued
    Expenses                    $ 185,870                  62,500(5)       248,370
 Deposits and advance payments     69,914                                   69,914
                                ---------      ------     -------        ---------
Total current liabilities         255,784           -     62,500(5)        318,284

Long Term Liabilities:
 Convertible notes payable,
    net of discount               177,048           -           -          177,048
 Payable to shareholder, net
    of discount                 1,026,570           -           -        1,026,570
                               ----------      ------     -------        ---------
Total long term liabilities     1,203,618           -           -        1,203,618

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Unauditd Pro Forma Combined Consolidated
           Balance Sheet
September 30, 2001
Continued
Total liabilities               1,459,402           -      62,500(5)    1,521,902
                               ----------      ------     -------        ---------
Stockholders' equity (deficit)(4):
 Common stock                      69,652       7,730      (7,730)(2)            -
                                        -           -      51,573 (3)      121,225
 Additional paid-in capital     5,320,855       3,600      (3,600)(2)            -
                                        -           -     (51,573)(3)    5,269,282
 Stock subscriptions receivable         -      (7,480)      7,480 (2)            -
 Accumulated deficit           (3,458,957)     (3,850)      3,850 (2)
                                        -           -    (125,000)(5)   (3,583,957)
                               ----------      ------     -------        ---------
Total stockholders' equity
   (deficit)                  1,931,550             -        (125,000)     1,806,550
                             ----------        ------         -------     ----------
Total liabilities and stockholders'
  equity (deficit)           $3,390,952             -         (62,500)     3,328,452
                             ==========        ======         =======      =========


See accompanying notes to unaudited pro forma combined consolidated financial

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Unaudited Pro Forma Combined Consolidated
Statements of Operations

Twelve months ended December 31, 2000

                                          Historical (1)      Pro Forma   Pro Forma
                                       Capsource Village II    Adjustments  Combined
Rental income from operating leases   $ 402,521                             402,521
                                      ---------  ---------    -----------  --------
Costs and expenses:
Depreciation and direct costs
   of trailers under operating leases   330,794                             330,794
Selling, general and
  administrative expenses               685,633     1,850        125,000(5) 812,483
                                      ---------    ------       --------   --------
Total expenses                        1,016,427     1,850        125,000  1,143,277
                                      ---------    ------       --------   --------
Operating loss                         (613,906)   (1,850)      (125,000)  (740,756)
                                     -----------  -------      ---------  --------
Other income (expense):
  Interest expense                      (55,929)                            (55,929)
  Foreign exchange gains (losses), net  (12,761)                            (12,761)
  Other income                           41,466                              41,466
                                       --------   -------      ---------   --------
Total other income (expense), net       (27,224)        -              -    (27,224)

Net loss                              $(641,130)   (1,850)      (125,000)  (767,980)
                                      =========   =======      =========   ========

Net loss per basis and diluted share  $   (0.13)                            $ (0.06)
                                      =========                            ========

Weighted average shares outstanding
  basic and diluted                   5,064,125                          12,230,006
                                      =========                          ==========

See accompanying notes to unaudited pro forma combined consolidated financial statements.

CAPSOURCE FINANCIAL, INC.
AND SUBSIDIARIES

Unaudited Pro Forma Combined Consolidated
   Statements of Operations

Nine months ended September 30, 2001

                                             Historical (1)   Pro Forma   Pro Forma
                                             -------------
                                         Capsource  Village II Adjustments Combined
                                         --------------------- ----------- --------
Revenues                               $481,026                             481,026
                                       --------                             -------
Costs and expenses:
Depreciation and direct costs of
  Trailers under operating leases       403,193                             403,193
Selling, general and administrative
   expenses                             919,510      1,450                  920,960
                                        -------      -----                  -------
Total expenses                        1,322,703      1,450            -   1,324,153
                                      ---------      -----       ------   ---------

Operating loss                         (841,677)    (1,450)           -    (843,127)


Other income (expense):
 Interest expense                       (76,753)                            (76,753)
 Foreign exchange gains (losses), net   (16,610)                            (16,610)
 Other income                           (15,436)                            (15,436)
                                       --------    -------       ------    --------


Total other income (expense), net      (108,799)                           (108,799)
                                       --------    -------       ------    --------
Net loss                              $(950,476)    (1,450)           -    (951,926)
                                      =========    =======       ======    ========

Net loss per basic and diluted share  $   (0.14)                           $  (0.08)
                                      =========                            ========

Weighted average shares outstanding -
  basic and diluted                   6,952,838                          12,298,400
                                      =========                          ==========

See accompanying notes to unaudited pro forma combined consolidated financial statements.

CapSource Financial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Combined Consolidated
Financial Statements

1. These columns reflect the historical results of operations and financial position of the respective companies.

2. 	Represents the elimination of Village II's
historical shareholders' equity accounts.

3.    To reflect the capital structure of the
combined company after giving effect to the number of shares issued in the merger.

4. In the merger, the combined company will issue common stock to the stockholders of CapSource such that Village II will own approximately 6% of the combined company.
The entry recorded is a credit to equity for the fair value of tangible net assets of Village II of $0 with costs associated with the transaction charged directly to equity.

5. To reflect amounts paid to stockholder of Village II for consummation of the merger.


END OF FINANCIAL STATEMENTS

Until           , 2002 (90 days after the date of
the prospectus), all persons effecting
transactions in the registered securities, whether
or not participating in the offering, may be
required to deliver a prospectus.   These persons
are still obligated to deliver a prospectus when they act as underwriters and when they sell their unsold allotments or subscriptions.

                             PART II
                INFORMATION NOT REQUIRED BY
PROSPECTUS

Item 24.	Indemnification of Officers and
Directors.

The By-Laws of Village II provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities.
Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Florida law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING
THE COMPANY FOR LIABILITIES ARISING UNDER THE
SECURITIES ACT OF 1933, IS HELD TO BE
AGAINST PUBLIC POLICY BY THE SECURITIES AND
EXCHANGE COMMISSION AND IS THEREFORE
UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and
Distribution.   Other expenses in connection with
this offering which will be paid by Village II are estimated to be substantially as follows:

                                           Amount Payable
Item                                         By Company
S.E.C. Registration Fees                    $  875.00
Printing and Engraving Fees                  2,500.00
Legal Fees                                  25,000.00
Accounting Fees and Expenses                 2,500.00
Miscellaneous                                2,500.00
                                           ----------
Total                                      $33,375.00

The selling security holders will not pay any expenses in connection with the offering.

Item 26.	Recent Sales of Unregistered
Securities.

Village II

During December 1999 and the first quarter of 2000, we issued an aggregate of 748,000 common shares at a price of $.01 per share for an aggregate of $7,480.

Jack Augsback                  147,500
Jo Ann Augsback                 15,000
Tammy L. Augsback                5,000
Anthony Amrhein                  5,000
Timothy Augsback                 5,000
Terry L. Benavente               5,000
Jack Augsback as custodian
  For Javier C. Benavente        2,500
Jack Augsback as custodian
   Alexandria J. Benavente       2,500
Jack Augsback as custodian
   Jeremy J. Benavente           2,500
Patricia A. Kelly                5,000
Todd J. Amrhein                  5,000
Patrica A. Kelly as custodian
  For Jeffrey Kely               1,000
Patrica A. Kelly as custodian
  For Alicia Kelly               1,000
Edna Hockney                     5,000
Debra L. Shaw                    5,000
Debra L. Shaw as custodian
   For Sara Shaw                 1,000
Charito Augsback                 2,500
Jack Augsback as custodian
   For Donald Rodriguez            500
Jack Augsback as custodian
   Jennifer Ramos                  500
Jack Augsback as custodian
   Theresa Augsback                500
Jack Augsback as custodian
   For James Augsback              500
Jack Augsback as custodian
   For Richard Ramos               500
Janie Koch                       2,500
Jack Augsback & Co. Ltd.       150,000
Jack Augsback & Assoc., Inc.   245,000
Mark V. Stys                    52,500
Carolyn Stys                    15,000
Mark V. Stys as custodian for
   J. Robert Stys                5,000

Mark V. Stys as custodian for
   Matthew R. Stys               5,000
Mark V. Stys as custodian for
   Michael V. Stys               5,000
Cynthia Wilcox                     500
Michael Wilcox                     500
Cynthia Wilcox as custodian
   For Sara Wilcox                 500
Cynthia Wilcox as custodian
   For Lindsay Wilcox              500
Michele O'Neill                    500
Michele O'Neill as custodian
   For Nicholas O'Heill            500
Glenn O'Neill                      500
Anna Stys                          500
Gerald Stys                        500
Jeff Stys                          500
Patricia Kachinsky                 500
Robert Kachinsky                   500
Amy Alessi                         500
Nick Alessi                        500
Beth O'Brien                       500
Kevin O'Brien                      500
Lisa Hickey                        500
Lisa Hickey as custodian
  For Jake Hickey                  500
Lisa Hickey as custodian
  For Timmy Hickey                 500
William Hickey                     500
Jean De Menton                  10,000
BMJ Partners                    10,000
JHS Associates, Inc.            20,000

These sales were made pursuant to an exemption
from registration pursuant to Section 506 of
Regulation D.   Based on the relationship of the
investors to the officers and directors of
Village, management represents that these sales
were made to not more than 35 nonsophisticated
investors.   No general solicitation was utilized.
The offering was approved and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

During December 1999, we issued 25,000 common
shares to Jody Walker as partial payment of
services valued at $.01 per common share of
$2,500.   This issuance was made pursuant to an
exemption from registration under Section 4(2) of
the Securities Act of 1933.   This issuance was
made to a sophisticated investor who had an ongoing relationship with us.

In the fourth quarter of 2001, Village II issued
707,600 common shares at $.001 per common share to the following in exchange for consulting services to non-affiliates valued at $707.60.

These securities were issued under an exemption
provided by Section 4(2) of the Securities Act of
1933.   All parties were sophisticated investors
that had an ongoing relationship with Village XI.


CapSource

On April 4, 1999, CapSource issued 500 warrants to
Pangaea Investment Consultants, Ltd as settlement
of dispute.   The warrants have an exercise price
of $5.00 and expire April 4, 2004.

On June 11, 1999, CapSource issued 4,266,684 common shares to Randolph M. Pentel for the conversion of $1,980,587 in debt and $152,755 of accrued interest at $.50 per share.

On June 11, 1999, Capsource issued the following common shares at .0542 per common share to Fred C.
Boethling and Steven E. Reichert as compensation for business consultation services as follows:

Fred C. Boethling      249,009 common shares   Services valued at $13,494.50
Steven E. Reichert     249,009 common shares   Services valued at $13,494.50

On June 21, 1999, CapSource issued a total of
200,000 warrants to board members for 1999 board
participation.   The warrants have an exercise
price of $1.10 and expire on July 1, 2004.

On November 3, 1999, CapSource issued 22,000 common shares to Randolph M. Pentel for a capital contribution of $22,000 ($1.00 per common share)

On January 27, 2000, CapSource issued the following common shares at $.50 per common share to Fred C. Boethling and Steven E. Reichert as compensation for business consultation services as follows:

Fred C. Boethling      2,277 common shares   Services valued at $1,138
Steven E. Reichert     2,277 common shares   Services valued at $1,138

On April 4, 1999, CapSource issued 5,000 warrants
to purchase common stock at $5.00 per common share
for partial compensation for services rendered to
Pangaea Investment Consultants, Ltd.   The
warrants have an exercise price of $5.00 and expire on April 4, 2004.

On June 6, 1999, CapSource issued a total of
125,000 warrants to board members for 1999 board participation. The warrants have an exercise price of $1.10 and expire on July 1, 2004.

On January 27, 2000, CapSource issued 108,405 common shares at $1.00 per common share in lieu of expense reimbursement of $85,639 to Randolph M.
Pentel.

On December 31, 2000, CapSource issued a total of
1,409,637 common shares at $1.00 per common share for the conversion of $1,344,174 in debt and $65,463 in accrued interest to Randolph M. Pentel.
On that same date, CapSource also issued Mr.
Pentel 300,000 common shares at $1.00 per common share for a capital contribution of $300,000.

On December 31, 2000, CapSource issued a total of
125,000 warrants to board members for 2000 board
participation.   The warrants have an exercise
price of $1.10 and expire December 31, 2005.

On April 25, 2001, CapSource issued 20,000 units to Gary and Patricia Dolphus at $2.50 per unit.
Each unit consisted of 1 common share 1 warrant to purchase one common share with an exercise price of $2.50 with an expiration date of May 1, 2003 and 1 warrant with an exercise price of $5.00 with an expiration date of May 1, 2006.

On June 1, 2001, CapSource issued 20,000 warrants
to Steven J. Kutcher as partial compensation for
services rendered.   The warrants have an exercise
price of $1.10 and expire on June 1, 2006.

On July 1, 2001, CapSource issued 125,000 warrants
to Randolph M. Pentel as partial compensation for
services rendered.   The warrants have an exercise
price of $1.10 and expire on July 1, 2006.

All of the above issuances by CapSource were made pursuant to exemptions from registration under
Section 4(2) of the Securities Act of 1933.
These issuances were made to sophisticated investors who had an ongoing relationship with CapSource.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation dated
                  November 23, 1999 incorporated by
                      reference to SB-2
(3.1)             Bylaws incorporated by reference
                   to SB-2
(4)               Specimen certificate for common
                   stock incorporated by reference
                   to SB-2
(5)               Consent and Opinion of Jody M.
                    Walker regarding legality of
                    securities registered under
                    this Registration Statement and
                    to the references to such
                    attorney in the prospectus
                    filed as part of this
                    Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Agreement and Plan of Merger
                    between Village II Acquisition
                    Corp. and CapSource Financial,
                    Inc. dated June 10, 2001
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
 (19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
 (23.1)            Consent of KPMG LLC
(23.2)            Consent of James E. Scheifley &
                   Associates, P.C.
(24)              Not Applicable
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:
(a)(1)   To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or
events which, individually or together, represent
a fundamental change in the information in the
registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)  to supplement the prospectus, after the end
of the subscription period, to include the results
of the subscription offer, the transactions by the
underwriters during the subscription period, the
amount of unsubscribed securities that the
underwriters will purchase and the terms of any
later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospecutus, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

              VILLAGE II SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form
SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Palm Beach, State of Florida on the
20th day of November, 2001.

  Village II Acquisition Corporation

/s/Tammy Augsback
By: Tammy Augsback, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date

/s/Tammy Augsback,   Principal Executive Officer    November 20, 2001
---------------            Director
Tammy Augsback

/s/ Jack Augsback    Principal Financial Officer    November 20, 2001
-------------------      Controller Director
Jack Augsback


              CAPSOURCE SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form
SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado on the 20th day of November, 2001.

  CapSource Financial, Inc.

/s/Frederick C. Boethling
-------------------------
By: Frederick C. Boethling, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                                 Capacity                   Date

/s/Frederick C. Boethling,       Principal Executive Officer      November 20, 2001
---------------                            Director
Frederick C. Boethling,

/s/ Steven J. Kutcher            Principal Financial Officer      November 20, 2001
-------------------                    Controller
Steven J. Kutcher

/s/Steven E. Reichert            Vice President/Director          November 20, 2001
---------------------
Steven E. Reichert

/s/Randolph M. Pentel                 Director                    November 20, 2001
---------------------
Randolph M. Pentel

/s/Lynch Grattan                      Director                    November 20, 2001
---------------------
Lynch Grattan